UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A (Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      June 30, 2011

China America Holdings, Inc.
(Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation)	000-53874 (Commission File Number)	82-0326560 (IRS Employer Identification No.)

Xi Lv Biao Industrial Park, Longdu Street, Zhucheng City, Shangdong Province, China	262200
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	86-536-6046925

333 E. Huhua Road, Huating Economic & Development Area, Jiading District, Shanghai, China 201811
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 7, 2011 China America Holdings, Inc. (“we, “our”, "us” or the "Company") filed Amendment No. 1 to a Current Report on Form 8-K (the “8-K”) in connection with a transaction in which we acquired all of the issued and outstanding capital stock (the “China Ziyang Technology Shares”) of China Ziyang Technology Co., Limited, a Hong Kong company (“China Ziyang Technology”). China Ziyang Technology owns 100% of the capital stock of Ziyang Ceramic Company Limited, a Chinese company (“Ziyang Ceramic”). Ziyang Ceramic is a manufacturer and distributer of porcelain tiles used for residential and commercial flooring in the PRC, located in Zhucheng City of Shangdong Province in the PRC.   By this Amendment No. 2 to the Current Report on Form 8-K (“Amendment No. 2), we are amending the 8-K to provide additional disclosure in response to comments we received from the staff to the Securities and Exchange Commission on the 8-K and to correct an error in the English translation of the Option Agreement discussed below.  This Amendment No. 2 speaks as of the original filing date of the 8-K, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the 8-K.

Unless otherwise noted, all share amounts give effect to a 400 for 1 reverse stock split (the “Reverse Stock Split”) we plan to implement, subject to shareholder approval, pursuant to the terms of the convertible promissory notes we issued in connection with our acquisition of China Ziyang Technology.

Our acquisition of China Ziyang Technology occurred on June 30, 2011, through an exchange with its sole shareholder Best Alliance Worldwide Investments Limited (“BAW") (the “Share Exchange”) in which we exchanged 590,350 shares of our common stock representing approximately 54.0% of our issued and outstanding shares and a Convertible Promissory Note in the principal amount of $14,739,932 which bears interest at the rate of 3% per annum and is convertible into 7,369,966 shares of our common stock ( the “BAW Convertible Note”).  Upon completion of the Reverse Stock Split and the conversion of the BAW Convertible Note, we will have issued approximately 79.6% of our issued and outstanding common stock to acquire China Ziyang Technology. The transaction was accounted for as a reverse merger and recapitalization of China Ziyang Technology whereby China Ziyang Technology is considered the acquirer for accounting purposes.

Item 1.01  Entry into a Material Definitive Agreement.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The following agreements were entered into in connection with the acquisition of China Ziyang Technology:

The Share Exchange Agreement and Related Transactions

On June 13, 2011 we entered into a consulting agreement with China Direct Investments, Inc. and its affiliate (“China Direct Investments”), a principal shareholder of our company,  whereby China Direct Investments agreed to perform certain consulting services for us, including identifying and evaluating companies for possible acquisition, performance of due diligence, and coordination of legal accounting and SEC filings in connection with possible acquisition targets.  These services included several different business opportunities, including China Ziyang Technology. The term of the agreement is for 180 days beginning June 13, 2011.  As compensation for China Direct Investments’ services, we agreed to pay China Direct Investments $500,000 in cash upon our receipt of the loan payment proceeds from the $1,728,340 loan receivable due us from Glodenstone Development Limited (the “Glodenstone Note”) and shares of our common stock representing up to 20% of our projected outstanding shares after giving effect to the number of shares issued to the target company after any reverse stock split that occurs as part of such acquisition.  We agreed to pay China Direct Investments a portion of the amounts we expect to receive under the Glodenstone Note as we had no other cash resources to pay this portion of the consulting fees.  See “Our history – Sale of Aohong Chemical” for a summary of the Sale of Aohong Chemical transaction.

On June 29, 2011, China Ziyang Technology acquired 100% of the equity interests in Ziyang Ceramic from its shareholders in exchange for its agreement to pay them RMB 50,000,000 (approximately $7,725,439).

In anticipation of the Reorganization discussed below, on June 29, 2011 BAW entered into an Option Agreement with the former shareholders of Ziyang Ceramic (the “Option Agreement” ) whereby these former shareholders have a five year right to acquire up to 7,960,000 shares of our unregistered common stock (the “Acquisition Shares”) from BAW, upon the occurrence of the conditions described below. The optionees who are parties to the Option Agreement are the 15 former shareholders of Ziyang Ceramic including Mr. Lingbo Chi and Ms. Ping Wang all of whom are senior executives or senior level employees of Ziyang Ceramic.

Condition	Number of Shares which may be acquired
Entry by us, China Ziyang Technology and BAW into the Share Exchange Agreement, which condition was met on June 30, 2011.	2,653,333
Ziyang Ceramic achieving not less than $60,000,000 in Gross Revenues, as determined under US GAAP during the period from July 1, 2011 through June 30, 2013.	2,653,333
Ziyang Ceramic achieving not less than $12,000,000 in pre-tax profits, as determined under US GAAP during the period from July 1, 2011 through June 30, 2013.	2,653,334

We accounted for the Acquisition Shares as paid in capital as part of the Share Exchange Agreement discussed below and the Option Agreement has no accounting impact on us.

On June 30, 2011, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) among us, China Ziyang Technology and its shareholder BAW to acquire 100% of the outstanding shares of Ziyang Ceramic .  Under the Share Exchange Agreement, we exchanged 590,035 shares of our common stock representing approximately 54.0% of our issued and outstanding shares and a Convertible Promissory Note in the principal amount of $14,739,932 (the “BAW Convertible Note”) which bears interest at the rate of 3% per annum and is convertible into 7,369,966 shares of our common stock  for 100% of the outstanding shares of China Ziyang Technology (the “Share Exchange”). Upon completion of the Reverse Stock Split and the conversion of the BAW Convertible Note, we will have issued approximately 79.6% of our issued and outstanding common stock to acquire China Ziyang Technology. The Share Exchange Agreement was approved by our Board of Directors on June 30, 2011 and no approval of our shareholders was necessary under Florida law.  The transaction will be accounted for as a reverse merger and recapitalization of China Ziyang Technology whereby China Ziyang Technology is considered the acquirer for accounting purposes and the 590,035 shares of our common stock and the BAW Convertible Note were accounted for as paid in capital of the Company. As a result of the consummation of the Share Exchange, China Ziyang Technology and Ziyang Ceramic are now our wholly-owned subsidiaries.

As compensation for services under the June 13, 2011 consulting agreement we entered into with China Direct Investments, on June 30, 2011 we issued China Direct Investments a convertible promissory note in the principal amount of $11,075,206 (the “China Direct Convertible Note”). This promissory note bears interest at the rate of 3% per annum and is convertible into 1,538,223 shares of our common stock after giving effect to the Reverse Stock Split.  The services China Direct Investments provided to us included an evaluation of several different business opportunities, including the acquisition of China Ziyang Technology and China Ceramic. The China Direct Convertible Note will be accounted for as an expense of our company prior to the merger and recapitalization with China Ziyang Technology and the resulting effect in net equity was eliminated upon completion of reverse merger and recapitalization with China Ziyang Technology.

On June 30, 2011, Lingbo Chi was appointed as a member of our Board of Directors and our Chief Executive Officer and Ping Wang as our Chief Financial Officer in connection with our acquisition of China Ziyang Technology.  Shaoyin Wang resigned his positions with us as Chief Executive Officer and Chief Financial Officer on June 30, 2011. Mr. Chi and Ms. Wang are related parties to our company as they are officers and directors of our company, they are former shareholders of Ziyang Ceramic and are officers and directors of China Ziyang Technology. Mr. Chi became the sole director of BAW upon closing of the Share Exchange Agreement.

We plan to seek the approval of a majority of our shareholders in order to amend our articles of incorporation to effectuate the Reverse Stock Split as required under the Florida Business Corporation Act.  If our shareholders approve the Reverse Stock Split, each four hundred (400) shares of our common stock issued and outstanding, or held as treasury shares, immediately prior to the effective date of the Reverse Stock Split, will become one (1) share of the same class of our common stock on the effective date of the Reverse Stock Split.

The Reverse Stock Split was one alternative we considered at the time we entered into the Purchase Agreement to acquire China Ziyang Technology as part of the financing for this transaction. Based on our capitalization at the time we were negotiating to acquire China Ziyang Technology, we only had approximately 236,013,800 shares (without giving effect the Reverse Stock Split), or 47.2% of our total authorized and unissued common stock available for issuance.  These shares were not sufficient to complete the acquisition of China Ziyang Technology. In order to enable us to complete this acquisition on terms acceptable to China Ziyang Technology and pay the fees payable to China Direct Investments due under our consulting agreement with that firm through the issuance of our common stock, we agreed to pay a portion of the purchase price for the acquisition, as well as the fees payable to China Direct Investments, through our issuance of the Convertible Notes.

The Convertible Notes provide for their automatic conversion into common stock on the effective date of a reverse stock split or an increase in the number of shares of common stock we are authorized to issue. Specifically, the BAW Convertible Note is automatically convertible into shares of our common stock at a conversion price of $2.00 per share immediately following the date on which we file Articles of Amendment to our Articles of Incorporation with the Secretary of State of Florida either increasing the number of our authorized shares of common stock or upon completion of a reverse stock split so that there are a sufficient number of shares of our common stock to permit a full conversion of the note based upon the conversion price (the “Conversion Conditions”).  The China Direct Convertible Note is also automatically convertible into shares of our common stock at a conversion price of $7.20 per share immediately following the satisfaction of at least one of the Conversion Conditions.  Other than for accrued interest, the number of shares in which the Convertible Notes issued to BAW and China Direct Investments are convertible into is not subject to adjustment unless, during the time the notes are outstanding, we were to declare a stock dividend or make other distributions of our common stock or if we were to merge with or transfer our assets to an unrelated entity.

FORM 10 DISCLOSURE

Following the transaction with China Ziyang Technology, our business and operations are now those of Ziyang Ceramic  Following is information on the business and operations of China Ziyang Technology and its wholly owned subsidiary Ziyang Ceramic .  Unless specifically set forth to the contrary, when used in this report the terms "we"", "our", the "Company" and similar terms refer to China Ziyang Technology Co., Limited, a Hong Kong company (“China Ziyang Technology”) which owns 100% of the interests of Ziyang Ceramic Company Limited, a Chinese company (“Ziyang Ceramic ”). The information which appears on our web site at is not part of this report.

Our Corporate Structure

Ziyang Ceramic, our principal operating subsidiary in the Peoples Republic of China (the “PRC”), was established under the laws of the PRC on January 21, 2006.

China Ziyang Technology was formed on June 29, 2011 under the laws of Hong Kong. On June 29, 2011, BAW agreed to contribute to China Ziyang Technology HK $2,500 (approximately US$193) in cash as paid in capital and lend China Ziyang Technology the sum of HK $60,166,972 (approximately US $7,725,439) in exchange for 2,500 shares of China Ziyang Technology. On June 30, 2011 , China Ziyang Technology acquired 100% of the equity interests in Ziyang Ceramic in exchange for its agreement to pay its shareholders RMB 50,000,000 (approximately $7,632,422).

The chart below illustrates the current structure of the Company:

China America Holdings, Inc. and China Ziyang Technology are holding companies.

The Reorganization

In June 2011, the shareholders of Ziyang Ceramic (the “Ziyang Ceramic Shareholders”) and Lingbo Chi, its chief executive officer, developed a plan to position itself to acquire companies that were seeking to expand and obtain the benefits of a U.S. public company (the “Restructuring”).  A key element of the Restructuring was to enter into a transaction with a public shell company in the United States by which we, the public shell company, would acquire operations based in the PRC, all in compliance with PRC law.

To accomplish this step, BAW formed China Ziyang Technology to acquire Ziyang Ceramic.  The second step in the Restructuring was for the Ziyang Ceramic shareholders to transfer their ownership interest in Ziyang Ceramic to China Ziyang Technology.  The third step was for China Ziyang Technology and BAW to enter into and complete a transaction with a U.S. public reporting company whereby that company would acquire Ziyang Ceramic.

The first step was completed in conjunction with the second step so that as Ziyang Ceramic became a subsidiary of China Ziyang Technology when it acquired Ziyang Ceramic.  As part of the second step, Ziyang Ceramic entered into a Share Transfer Agreement with the Ziyang Ceramic Shareholders to purchase the company in exchange for its agreement to pay the shareholders RMB 50,000,000. As part of the third step of the Restructuring, the Ziyang Ceramic Shareholders entered into an option agreement (the “Option Agreement”) which provided them with a process under which they could purchase for a nominal amount the shares of common stock of the U.S. public reporting company held by BAW.  Thereafter China Ziyang Technology could undertake the third and final step of the Restructuring to enter into and complete a transaction with a U.S. public reporting company whereby that company would acquire China Ziyang Technology.

The Restructuring and acquisition of Ziyang Ceramic was structured to comply with the New M&A Rules discussed on page 8 of the Form 8-K – “Regulation of foreign exchange in certain onshore and offshore transactions.”  Under the New M&A Rules, the acquisition of PRC companies by foreign companies that are controlled by PRC citizens who are affiliated with Ziyang Ceramic is strictly regulated and requires approval from the Ministry of Commerce, which approval is burdensome to obtain.  Such restrictions however, do not apply to foreign entities which are controlled by foreign persons.  These restrictions apply only at a “snapshot in time” that occurs at the time PRC companies are acquired by a foreign entity.  In our case, this was effective on June 29, 2011 when China Ziyang Technology acquired 100% of the equity interest of Ziyang Ceramic from the Ziyang Ceramic Shareholders for aggregate consideration of RMB50,000,000 (approximately $7,632,422) which was the registered and fully paid up capital of Ziyang Ceramic.  At that time China Ziyang Technology was owned 100% by BAW, and BAW was owned 100% by Mau Nam Chan, a Hong Kong citizen. China Ziyang Technology Technology’s’ acquisition of Ziyang Ceramic was a cross-border transaction governed by and permitted under the New M&A Rules.

Since the New M&A Rules would have prohibited the Ziyang Ceramic Shareholders who were PRC citizens from immediately receiving a controlling interest in the Company in a share exchange as consideration for the sale of their interest in Ziyang Ceramic, the Ziyang Ceramic Shareholders and BAW instead agreed that they would enter into an Option Agreement to grant those Ziyang Ceramic Shareholders a right to acquire all of BAW’s interest in the Company.  Because all of the Ziyang Ceramic Shareholders were PRC citizens, a majority of Ziyang Ceramic shareholders would not have been permitted to immediately receive shares in China Ziyang Technology or in the Company in exchange for their interests in Ziyang Ceramic.  However, there is no prohibition under PRC laws for those Ziyang Ceramic shareholders to earn an interest in the Company after the acquisition of Ziyang Ceramic was consummated.

As part of the first and second steps of the Restructuring, the Ziyang Ceramic Shareholders entered into an Option Agreement. The Option Agreement was succeeded by and developed in connection with the Share Exchange. These agreements taken together provided the Ziyang Ceramic Shareholders with a process under which they could purchase for a nominal amount the shares held by BAW. The Option Agreement provides for the Ziyang Ceramic Shareholders to obtain legal ownership of the Company’s shares issued to BAW in the Share Exchange.

On June 29, 2011, BAW and the Ziyang Ceramic Shareholders entered into the Option Agreement.  The Option Agreement enables the Ziyang Ceramic Shareholders to purchase 7,960,000 shares (after giving effect to a planned 400 for 1 reverse stock split) of the Company (the “Option Shares”) from BAW for a nominal amount per share provided that BAW enters into a Share Exchange Agreement with the Company and it meets certain performance targets for the period July 1, 2011 through June 30, 2013.  The Ziyang Ceramic Shareholders would be entitled to purchase from BAW during the five year term of the Option Agreement one-third of the Option Shares when BAW entered into the Share Exchange Agreement with the Company, one-third of Option Shares if the Company’s gross revenues for any 12 consecutive months during the time period from July 1, 2011 through June 30, 2013 reached $60 million and one-third of the Option Shares if the Company’s pre-tax profits reached $12 million over the same time period. The number of shares which can be acquired by the Ziyang Ceramic Shareholders under the Option Agreement is in proportion to their former relative ownership interest in Ziyang Ceramic prior to its sale to China Ziyang Technology.

The Option Agreement reflects the intent and purpose of the parties in undertaking and accomplishing the Restructuring. And following completion of the third step in the Restructuring, the Option Agreement is the operative agreement for all purposes with respect to the relationship of the Ziyang Ceramic Shareholders to the Company.

Under the Option Agreement, BAW has legal title to the shares of the Company’s common stock issuable under the Share Exchange Agreement and there are no limits on its voting rights with respect to those shares. Under the Option Agreement, the Ziyang Ceramic Shareholders have the right to obtain the economic benefits of the Option Shares by purchasing them from BAW for a nominal amount upon the Company entering into the Share Exchange Agreement and it's attaining the specified financial thresholds in the agreement which trigger their purchase rights.

On June 30, 2011, the goal of the Restructuring was realized when the Company entered into and completed a share exchange agreement with BAW and China Ziyang Technology. At that time the Company was controlled by its public shareholders who owned approximately 49% of its common stock.  Pursuant to the share exchange agreement, the Company acquired 100% of the equity of China Ziyang Technology from BAW in exchange for the issuance of an aggregate of 7,960,000 shares (590,035 on an immediate basis and 7,960,000 by way of a convertible promissory note, all such amounts giving effect to a planned 400 for 1 reverse stock split) of our common stock to BAW. As a result of this transaction, the Company is a holding company which, through its direct ownership of China Ziyang Technology and Ziyang Ceramic, now has operations based in the PRC.

BUSINESS

Ziyang Ceramic manufactures and distributes in the PRC porcelain tiles used for interior residential and commercial flooring. Located in Zhucheng City of Shangdong Province, Ziyang Ceramic was established in January of 2006. Since its inception, Ziyang Ceramic has expanded its operations that includes two operational production lines with annual total production capacity of approximately 11 million square meters of porcelain floor tiles in more than 50 different size and color combinations. In addition, Ziyang Ceramic substantially completed construction of a new production line that is expected to provide additional annual production capacity of 80 million square feet of interior wall porcelain tiles upon completion of testing. Ziyang Ceramic sells porcelain tiles under the “Fuyunde,” “Luckway,”and “GEF” brand names through a distribution network of approximately 150 distributors across 10 provinces concentrating on major second and third tier cities primarily in Eastern and Central China. Ziyang Ceramic owns mining rights to extract approximately 638,000 tons of white clay raw material which it plans to use for its own production and opportunistically sell to third parties. Ziyang Ceramic sales of its finished goods are exempt from a 17% value added tax and is entitled to a deduction from income taxes in an amount equal to 10% of its revenues because it recycles gas and heat and uses certain types of raw materials in the manufacture of its products. Eligibility for these tax benefits is subject to review every two years with the next renewal date on January 1, 2013.

Our three principal product categories are: (i) patterned polished porcelain tiles, (ii) ultra bright porcelain tiles, and (iii) polycrystalline porcelain tiles launched in the fourth quarter of calendar 2010. In addition, we opportunistically sell white clay from our mines to third parties. Each of our products are available in two different sizes, 600mm X 600mm and 800mm X 800mm. The market for our products has grown at a rate of approximately 9% over the past 3 years primarily due to the increasing demand for construction materials in the PRC attributable to population growth, urbanization and the increase in standards of living. In 2010, our annual sales volume increased by 40% from 2009.

Product Description


Patterned polished porcelain tiles. These tiles are high density, high strength tiles with low water absorption characteristics.  They are extremely durable and have antibacterial, high stain resistant, wear-resistant, and anti-slip qualities making them especially suitable for public and residential use.


Ultra bright polished porcelain tiles. The surfaces of these tiles are treated with a nano-particle based coating that forms a bacterial resistant glossy mirrored surface. These tiles are super wear-resistant, stain resistant, acid- resistant and have low water absorption and non-slip qualities.  Fired under high temperature and with the use of special penetrating technology, these tiles result in soft colors and elegant surface patterns, suitable for high-end decorative residential use.


Polycrystalline porcelain tiles. Polycrystalline tiles have elegant, natural-looking marble like patterns. The surface is delicate, transparent, glossy, and feels like jade. This product is antibacterial and environmentally friendly. These tiles are frost resistant, thermal shock resistant, wear- resistant, and acid- resistant. This product is superior to natural granite and can be used as high-end decorative paving products for residential and commercial use.

Trademarks

We sell our tiles under the  three brand names and registered trademarks listed in the table below. Our trademarks have been registered with the Trademark Office of the State Administration for Industry and Commerce of the Peoples Republic of China (the “SAIC"). Based on our trademark registration and applicable PRC law, we have the exclusive right to use a trademark for products and services for which the trademark has been registered with the SAIC. A trademark registration is valid for 10 years as noted in the “Validity Term" column in the table below, starting from the day the registration was approved:

Brand Name	Trademark	Class/Products	Validity Term	SAIC Registration No.
FUYUNDE		19/Tiles; wave shape tile; non-metallic tile for construction use; non-metallic flooring tile; ceramic tiles; refractory material (wrought material);	From March 28, 2007 to March 27, 2017	4115540
LUCKWAY		19/Tiles; construction use inlay tiles; wave shape tile; non-metallic tile; construction use non-metallic tile; non-metallic flooring tile; glass mosaic; ceramic tiles	From October 28, 2008 to October 27, 2018	4713560
GEF		19/Tiles; construction use inlay tiles; wave shape tile; non-metallic tile; construction use non-metallic tile; non-metallic flooring tile; glass mosaic; ceramic tiles	From August 7, 2009 to August 6, 2019	5343316

Certifications and Awards

All of our products are manufactured under guideline GB/T19001:2008, a Chinese national standard set by Standardization Administration of China (SAC). This standard follows ISO 9001:2008 which is a standard developed and published by the International Organization for Standardization (ISO) that define, establish, and maintain an effective quality assurance system for manufacturing and service industries. In addition, our porcelain products have been tested and have passed the radioactivity test based on GB6566-2001 standards of radionuclide’s limits in building materials and have received the China Compulsory Certification (the “CCC”) for each of our product categories issued by the China Building Materials Test and Certification Center.

Ziyang Ceramic received The Green Building Ceramic Recommended Certification of China from China Building Ceramic and Sanitary Ware Association (“China Sanitary Ware Association”) for its Fuyunde brand tiles. China Sanitary Ware Association is a non-profit organization that promotes the healthy development of the ceramics industry and is engaged in the research, design, equipment manufacturing, education, training, construction and foreign trade for this industry.

In 2008, Ziyang Ceramic received a financial incentive national energy savings award of approximately $254,000 from the Chinese central government to retrofit its furnace into an energy efficient roller kiln that utilizes advanced waste heat recycling technology and higher efficient insulation to achieve greater production efficiency and energy savings.

Customers

We sell our products directly to our network of approximately 150 distributors primarily in Eastern and Central China with approximately 54% of our 2010 revenues from sales within the Shandong and Henan Provinces. The end customers are typically residential developers and urban and rural residents in second and third tier cities.

In 2010, our top 10 distributors represented approximately 54% of our total revenues with each one representing less than 10% of total revenue. We have long-term relationships with our customers and our top ten customers in 2010 have purchased from us for over four years.

Sales and Marketing

We market our products directly to various distributors in China’s second and third tier cities utilizing our in-house sales team. We participate from time to time in various ceramic and porcelain products trade shows and expositions. Typically, annual open contracts are signed with our distributors and subsequently sales volume and prices are determined monthly.

More than 90% of our sales are paid for at the time of sale with credit terms of up to 3 months available to only a few of our largest customers.  As a result of our restrictive payment and credit terms, we have not had any write-offs for bad debts since the inception of our business in 2006.  Ziyang Ceramic does not bear any delivery costs on its sales as its distributors pickup the products they order from our warehouse in Zhucheng, Shangdong Province.

Suppliers

Clay and coal are the two main raw materials required to manufacture porcelain tiles. We have access to our own source of white clay from own mines. We purchase the coal we use to generate coke gas to heat the kilns used in firing our tiles from at least two independent suppliers. Other major sourced materials include kaolin tailings (a clay mineral) and packaging materials. We are not dependent on any one of our PRC based suppliers as we are able to source raw materials from alternative vendors should the need arise.

      Our major suppliers usually deliver raw materials within one to two months after the receipt of our purchase order. Their typical credit terms for our coal suppliers are from one to two months after the raw materials have been delivered.

We have sufficient raw materials on hand to support, on average, three weeks of production at any point in time to minimize any potential production delays that could arise due to a delay in raw material delivery. We have not experienced any significant production disruptions due to supply shortages from our suppliers, nor have we had a major dispute with a supplier.

None of our officers or directors or their respective affiliates has any direct or indirect interest in any of the major suppliers.

Facility

Ziyang Ceramic occupies a 775,000 square foot production facility, a 172,222 square foot warehouse, a 19,375 square foot office building and a 22,600 square foot dormitory and dining hall facility all of which are located on a 1.8 million square foot parcel of land. The production facility houses two currently operating production lines with a combined total annual capacity of 118 million square feet of floor porcelain tiles. In addition, Ziyang Ceramic substantially completed construction of a new production line that is expected to provide additional annual production capacity of 80 million square feet of interior wall porcelain tiles upon completion of testing. In addition, this manufacturing facility employs energy efficient and environmentally friendly capabilities that allow for the recovery and reuse of waste water, waste gas, and waste dust in its production.

Production Process

Our production process takes approximately 83 hours.  Both of our production lines operate on a 24 hour basis annually allowing for approximately 10 days for maintenance and repair during Chinese New Year. Our production process can be categorized into the following eight main steps.

1.
Raw Material Inspection. Ensuring the quality of raw materials is essential in porcelain production as the chemical specifications of key components such as clay, feldspar, porcelain stone and other minerals can vary depending on their origin. Ziyang Ceramic’ quality control inspectors examine and test the physical and chemical specifications of each shipment of raw materials to ensure it meets specified standards.  Raw materials that meet the required standards are stored and those that do not are rejected.

2.
Mixing. Raw materials are mixed in large vats capable of holding approximately 30 metric tons of raw materials. Electronic scales are used to achieve precise mixture ratios we developed for each product line.

3.
Grinding/Iron removal/Sifting. The prepared mixture is then moved into a ball mill grinder where it is ground for approximately 14 hours to achieve the desired particle size, consistency, moisture content, and flow rate. After inspection of the materials and addition of a coloring agent, a sizing agent is added to achieve the desired strength and water-repelling characteristics. A procedure to remove iron impurities that cause discoloring is performed. Finally the mixture in run through a vibrating sifter to remove large particles and impurities that may cause defects to the tile’s surface.

4.
Spray granulation. The material is then moved to a spray drying tower where the moisture content is reduced to form even granules at a prescribed moisture content. The granules are then stored for over 24 hours to ensure uniformity and consistency.

5.	Molding. The processed materials are then poured into molds through a feeder and pressed to form the desired size and shape known as a ‘bisque’.

6.
Drying and Firing. The bisques are dried using residual heat from the kilns at temperatures that reach 180º C in order to achieve a desired level of hardness and minimize cracking. The dried bisques are then fired in a coke gas fired, machine controlled kiln at uniform temperatures reaching 1210ºC where it goes through a series of physical and chemical reactions to reach the specifications required for each product.

7.
Polishing. Once cooled, the tiles are sent to polishing machines to cut and polish their surface to ensure shine and smoothness. The surface of the tiles is then coated with a layer of wax filler making them stain resistant.

8.
Inspection/Packaging. In the final step, the tiles examined to ensure they meet established quality standards and are sorted by grades and packaged by categories. They are then stored and ready for sale.

Quality Control Process

Our quality control department is involved throughout the entire manufacturing process. Raw materials go through a series of chemical tests to ensure they meet the required specifications. During each step of the production process, random samples of the materials are tested to ensure each step is processed accurately. Finished products are thoroughly examined. Based on each tile’s appearance, size, and surface smoothness, they are then sorted, packaged and sold by premium, superior, standard, and substandard grades.

Research and Development

Ziyang Ceramic engages in new product development and improvement both through our internal research and development staff and in partnership with industry consultants from time to time. We are currently developing natural stone powder tiles, glazed and crystallized tiles, ultra-thin tiles, permeable pavement tiles and sanitary ware products. We expect to release our natural stone powder line of tiles in the second half of 2011.

Industry

The PRC is the largest ceramic tile producer providing approximately 70% of the world’s supply. It is also the world’s largest exporter of ceramic tiles. According to data compiled by the Italian Ceramic Manufacturers Association, worldwide demand for ceramic tile is rising by 3%-5% per year since 2009, while demand in Europe and within the PRC is expected to rise in future years by 9% per year. According to the Chinese Ministry of Construction, it is estimated that from 2009 to 2014, the PRC’s new construction will cover 7.4 million acres.

The development of the PRC’s ceramic tiles industry is closely related to the overall national economic development, especially with the unprecedented urbanization in China. In 2010, the PRC’s gross domestic product (GDP) reached approximately $5.87 trillion. Construction and real estate investment and related industries continue to be one of the main drivers of GDP growth, representing approximately 20% of its GDP. However, since 2010, the Chinese government has taken a series of tightening measures in an effort to slow economic growth and inflation. As a result, we believe that commercial and residential real estate development in the tier one cities such as Beijing and Shanghai may decline. The prospects for future growth in domestic demand for ceramic tile products depends on the following economic factors and government policies intended to influence the construction and real estate development sections of the Chinese economy.

Urbanization: The urbanization trend in the PRC over the past 20 years is expected to continue with estimates of nearly 400 million new urban residents by 2030 (an increase of 47% of the total population to more than 64%) exceeding the population of the United States. These increases are expected to benefit the construction industry for many years to come. Additionally, the construction materials industry in the PRC is expected to benefit from two other trends associated with urbanization: population growth and increasing standards of living reflected in the demand for larger living space.  It is estimated that the PRC’s urban population will expand from 572 million in 2005 to 926 million in 2025 and reach one billion by 2030. As a result, we believe that commercial and residential construction will continue to expand which we expect to support the continued growth in the demand of our products.

Growth of Tier II/Tier III cities: Tier II and Tier III cities are major cities with populations exceeding 1 million that in many cases live in homes that do not meet modern standards. China's Tier-II cities account for in excess of 88% of the country's GDP and have experienced rapid increases in household disposable income per capita and retail sales. Economic activities from these cities are estimated to continue to drive the PRC’s GDP growth. Continuing growth of these cities will demand residential and commercial construction and renovation projects generating growing demand for our products.

Rural Development: Rural areas will be one of the major growth developments for the ceramic industry in the coming decade thanks in part to the subsidies for rural housing renovation from central and local governments. We expect to see continued growth in this market for our products in the near future.

Social welfare housing: the PRC is aggressively promoting social welfare housing construction programs nationwide. The program is expected to produce approximately 3.0 million new social welfare housing units and 2.8 million new public rental housing units. This program is expect to create demand for 2 to 2.4 billion square meters of ceramic tiles, approximately 20-25% of anticipated total output in 2011. In 2010, the central government committed approximately RMB63.2 billion ($9.8 billion) in financing representing approximately 40%-50% of the total construction costs with the remaining covered by real estate developers. We believe that the PRC central government’s push for social welfare housing will further increase the demand of our products.

Our Competitive Advantages

We believe the following competitive advantages will support our continued growth and profitability:

1.	Control of main raw materials (white clay). Ziyang Ceramic has mining rights for white clay that result in stable reduced raw material costs and a stable source of supply.

2.
Favorable tax treatment.  Ziyang Ceramic sales of its finished goods are exempt from the 17% value added tax and is entitled to receives a deduction from its income taxes an amount equal to 10% of its revenues because it recycles gas and heat and uses certain types of raw materials in the manufacture of its products. Eligibility for these tax benefits is subject to review every two years with the next renewal date on January 1, 2013.

3.
Loyal customer base and a strong sales network. We sell our products mainly through our network of over 150 distributors throughout Eastern and Central China, including Heilongjiang, Guangdong, and Fujian provinces. Many of our distributors have been our customer since our inception in 2006.

4.
Strategic location in Zhucheng City of Shandong Province. Zhucheng City is an established ceramic and construction materials hub in the PRC. The development of ceramic related products is supported by the local government. Distributors and direct customers often come to this area to procure construction materials for construction projects and exports, providing us with a regular flow of customers. The centralized industry location allows us to respond quickly to customer demands and react rapidly to emerging market trends. In addition, significant deposits of the white clay which is a key raw material in the manufacture of porcelain tiles and which we own mining rights are located nearby Zhucheng City.

5.	Strong Management Team. Ziyang Ceramic' growth and development has been a result of its executive management team’s considerable operational experience in the porcelain tile industry.

Growth Strategy

Our growth strategies include the following:

1.
Launch of New Products. Development of a line of interior wall tiles and completed the expansion of our manufacturing facility to accommodate production of these tiles. We expect to begin offering interior wall tiles along with a natural stone powder line of tiles in the second half of calendar 2011.

2.	Expand Sales of Recently Launched Products. Expand sales of our recently launched high-end polycrystalline porcelain tiles series by offering additional sizes and styles.

3.	Increase Sales Network. Development of an online sales enabled website to expand sales of our products directly to end customers.
4.	International Distribution. Development of an international distribution network to expand our sales outside of the PRC.

5.	Acquisition of Additional Manufacturing Facilities. Acquisition of additional ceramics manufacturing facilities.

Competition

The Chinese ceramic tiles industry is fragmented and highly competitive. Led by a few flagship ceramic tiles manufacturers in Eastern China especially in the provinces of Guangdong, Fujian and Shandong, there are numerous smaller producers scattered throughout the PRC. We face intense competition from existing competitors and new market entrants. Most of our competitors are privately owned enterprises that are located throughout the PRC. We compete primarily based on product quality, brand recognition, and our extensive distributor network.

GOVERNMENT REGULATION

General Regulatory Environment

We operate our business in the PRC under a legal regime consisting of the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including the State Administration for Industry and Commerce, or SAIC, the Ministry of Commerce, or MOFCOM, the State Administration of Foreign Exchange, or SAFE, and their respective authorized local counterparts.

Environmental Protection Regulations

In accordance with the China Environmental Protection Law adopted on December 26, 1989, the Administration Supervisory Department of Environmental Protection of the State Council sets the national guidelines for the discharge of pollutants. The PRC’s provincial governments, autonomous regions and municipalities may also set their own guidelines for the discharge of pollutants within their own provinces or districts in the event that the national guidelines are inadequate. A company which causes environmental pollution and discharges other polluting materials which endanger the public should implement environmental protection methods and procedures into their business operations. This may be achieved by setting up a system of accountability within the company’s business structure for environmental protection, adopting effective procedures to prevent environmental hazards such as waste gases, water and residues, dust powder, radioactive materials and noise arising from production, construction and other activities from polluting and endangering the environment. The environmental protection system and procedures should be implemented simultaneously with the commencement of and during the operation of construction, production and other activities undertaken by the company. Any company which discharges environmental pollutants should report and register such discharge with the Administration Supervisory Department of Environmental Protection and pay any fines imposed for the discharge. A fee may also be imposed on the company for the cost of any work required to restore the environment to its original state. Companies which have caused severe pollution to the environment are required to restore the environment or remedy the effects of the pollution within a prescribed time limit. If a company fails to report and/or register the environmental pollution it caused, it will receive a warning or be penalized. Companies that fail to restore the environment or remedy the effects of the pollution within the prescribed time will be penalized or have their business licenses terminated. Companies that have polluted and endangered the environment must bear the responsibility for remedying the danger and effects of the pollution, as well as to compensate any losses or damages suffered as a result of such environmental pollution.

Ziyang Ceramic believes its operations in the PRC comply with the current environmental protection requirements and will continue to evaluate the proposed environmental regulation. Ziyang Ceramic is not subject to any admonition, penalty, investigations or inquiries imposed by the environmental regulators, nor are they subject to any claims or legal proceedings to which it was named as a defendant for violation of any environmental laws and regulations.

Regulation of foreign exchange.

The PRC government imposes restrictions on the convertibility of the RMB and on the collection and use of foreign currency by PRC entities. Under current regulations, the RMB is convertible for current account transactions, which include dividend distributions, and the import and export of goods and services. Conversion of RMB into foreign currency and foreign currency into RMB for capital account transactions, such as direct investment, portfolio investment and loans, however, is still generally subject to the prior approval of or registration with SAFE.

Under current PRC regulations, foreign-invested enterprises such as our PRC subsidiaries are required to apply to SAFE for a Foreign Exchange Registration Certificate for Foreign-Invested Enterprise. With such a certificate (which is subject to review and renewal by SAFE on an annual basis), a foreign-invested enterprise may open foreign exchange bank accounts at banks authorized to conduct foreign exchange business by SAFE and may buy, sell and remit foreign exchange through such banks, subject to documentation and approval requirements. Foreign-invested enterprises are required to open and maintain separate foreign exchange accounts for capital account transactions and current account transactions. In addition, there are restrictions on the amount of foreign currency that foreign-invested enterprises may retain in such accounts.

Regulation of foreign exchange in certain onshore and offshore transactions.

In October 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-Raising and Return Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or SAFE Circular 75, which became effective as of November 1, 2005. According to SAFE Circular 75, prior to establishing or assuming control of an offshore company for the purpose of financing that offshore company with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete certain overseas investment foreign exchange registration procedures with the relevant local SAFE branch. An amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (i) the injection of equity interests or assets of an onshore enterprise to the offshore company or (ii) the completion of any overseas fund-raising by such offshore company. An amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change involving a change in the capital of the offshore company, such as (i) an increase or decrease in its capital, (ii) a transfer or swap of shares, (iii) a merger or division, (iv) a long-term equity or debt investment or (v) the creation of any security interests.

SAFE Circular 75 applies retroactively. As a result, PRC residents who established or acquired control of offshore companies that made onshore investments in the PRC in the past were required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under SAFE Circular 75, failure to comply with the registration procedures may result in restrictions on the relevant onshore entity, including restrictions on the payment of dividends and other distributions to its offshore parent or affiliate and restrictions on the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under the PRC foreign exchange administration regulations.

As a U.S. company, we are considered a foreign entity in the PRC. If we purchase the assets or equity interests of a PRC company owned by PRC residents in exchange for our equity interests, such PRC residents will be subject to the registration procedures described in SAFE Circular 75. Moreover, PRC residents who are beneficial holders of our shares are required to register with SAFE in connection with their investment in us.

In addition, on August 8, 2006, six PRC regulatory authorities, including the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC and SAFE, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the New M&A Rules, which became effective on September 8, 2006. This regulation, among other things, includes provisions that purport to require that an offshore special purpose vehicle formed for purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of a number of documents with the CSRC and it would take several months to complete the approval process.

Regulations on dividend distribution

The principal regulations governing dividend distributions by wholly foreign-owned enterprises and Sino-foreign equity joint ventures include:

•	Wholly Foreign-Owned Enterprise Law (1986), as amended;
•	Wholly Foreign-Owned Enterprise Law Implementing Rules (1990), as amended;
•	Sino-foreign Equity Joint Venture Enterprise Law (1979), as amended; and
•	Sino-foreign Equity Joint Venture Enterprise Law Implementing Rules (1983), as amended.

Under these regulations, wholly foreign-owned enterprises and Sino-foreign equity joint ventures in the PRC may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, these foreign-invested enterprises are required to set aside certain amounts of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends.

Regulation of overseas listings

On August 8, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission (“CSRC”), promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, which became effective on September 8, 2006 and was amended by the MOFCOM on June 22, 2009. This regulation, among other things, has certain provisions that require offshore special purpose vehicles, or SPVs, formed for the purpose of acquiring PRC domestic companies and controlled by PRC individuals, to obtain the approval of the CSRC prior to listing their securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

There remains some uncertainty as to how this regulation will be interpreted or implemented in the context of an overseas offering. If the CSRC or another PRC regulatory agency subsequently determines that the CSRC’s approval is required in connection with our acquisition of Shaoxing High School, we may face sanctions by the CSRC or another PRC regulatory agency. If this happens, these regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, restrict or prohibit payment or remittance of dividends by our PRC subsidiaries to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock.

SAFE regulations on employee share options.

On March 28, 2007, SAFE promulgated the Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Share Holding Plan or Share Option Plan of Overseas Listed Company, or the Share Option Rule. The purpose of the Share Option Rule is to regulate foreign exchange administration of PRC domestic individuals who participate in employee share holding plans and share option plans of overseas listed companies. According to the Share Option Rule, if a PRC domestic individual participates in any employee share holding plan or share option plan of an overseas listed company, a PRC domestic agent or the PRC subsidiary of such overseas listed company is required to, among others things, file, on behalf of such individual, an application with SAFE to obtain approval for an annual quota with respect to the purchase of foreign exchange in connection with share holding or share option exercises as PRC domestic individuals may not directly use overseas funds to purchase shares or exercise share options. Concurrently with the filing of such application with SAFE, the PRC subsidiary shall obtain approval from SAFE to open a special foreign exchange account at a PRC domestic bank to hold the funds required in connection with the share purchase or option exercise, any returned principal or profits from sales of shares, any dividends issued on the shares and any other income or expenditures approved by SAFE. The PRC subsidiary is also required to obtain approval from SAFE to open an overseas special foreign exchange account at an overseas bank to hold overseas funds used in connection with any share purchase or option exercise. All proceeds obtained by PRC domestic individuals from sales of shares shall be remitted back to China after relevant overseas expenses are deducted. The foreign exchange proceeds from these sales can be converted into RMB or transferred to such individuals’ foreign exchange savings account after the proceeds have been remitted back to the special foreign exchange account opened at the PRC domestic bank. If the share option is exercised in a cashless exercise, the PRC domestic individuals are required to remit the proceeds to the special foreign exchange account.

We do not currently have any share option plans. Although further clarification is required as to how the Share Option Rule will be interpreted or implemented, we believe that if we were to adopt such a plan, we and our PRC employees who have been granted share options will be subject to the Share Option Rule when our company becomes an overseas listed company. If we or our PRC employees fail to comply with the Share Option Rule, we and/or our PRC employees may face sanctions imposed by foreign exchange authority or any other PRC government authorities.

In addition, the State Administration of Taxation has recently issued circulars concerning employee share options. Under these circulars, our employees working in the PRC who exercise share options will be subject to PRC individual income tax. Our PRC subsidiaries have obligations to file documents relating to employee share options with relevant tax authorities and withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay and we fail to withhold their income taxes, we may face sanctions imposed by tax authorities or other PRC government authorities.

Employees

As of June 30, 2011, we had approximately 492 full time employees in the PRC.

Our history

We were organized in Idaho on February 5, 1968 under the name Century Silver Mines, Inc.  Originally, we developed mining properties, but by 1998 we had ceased those operations.  Sense Technologies was organized under the laws of the State of Florida on July 13, 1998.  Sense Technologies was formed for the purpose of engaging in developing and marketing biometric devices for use in employee identification and security-related products.

In January 1999, we acquired all of the outstanding shares of Sense Technologies for a purchase price consisting of 4,026,700 of our shares of common stock issued to the former shareholders of Sense Technologies.  At the time of the acquisition, Century Silver Mines had no operations and Sense Technologies was developing its proprietary biometric security systems.  Immediately following the acquisition, the former shareholders of Sense Technologies owned approximately 93% of our outstanding shares.  In June 1999, we changed our corporate domicile from Idaho to Florida and changed our name to Sense Holdings, Inc.

On May 31, 2001, we acquired all of the outstanding shares of Micro Sensor from UTEK Corporation and UT-Battelle LLC, the shareholders of Micro Sensor, in a stock-for-stock exchange, for total consideration of 2,000,000 shares of our common stock.  Pursuant to the stock-for stock transfer, UTEK received 1,850,000 shares of our common stock and UT-Battelle LLC received 150,000 shares of our common stock.

On June 27, 2007 we acquired a 56.08% interest in AoHong in exchange for our commitment to contribute $3,380,000. In addition, we issued Mr. Aihua Hu, a member of AoHong?痵 board and its CEO, 12,500,000 shares of our common stock valued at $1,187,500 as additional consideration.  Our commitment to AoHong required us to provide$3,380,000 between September 2007 and June 2009 to the registered capital of AoHong.

On August 31, 2007, we acquired a 60% interest in Big Tree, which together with its subsidiary Jieyang Big Tree, was a development stage company based in China that intended to operate in the toy business.  In 2008 we discontinued our Toy Distribution segment and we no longer own any interest in Big Tree or Jieyang Big Tree.  We do not intend to pursue any other business opportunities in the toy industry.

In November 2007, we changed the name of our company to China America Holdings, Inc. to better reflect our business and operations at that time.

In the fourth quarter of 2008, we elected to discontinue our Biometrics segment and in January 2009, we sold our historical operations related to the Biometrics segment to Mr. Perler as described earlier in this section.

Sale of Aohong Chemical.   On December 23, 2010 we entered into a Membership Interest Sale Agreement with Glodenstone Development Limited, a British Virgin Islands company (“Glodenstone”), Mr. Hu and Ms. Ye to sell our 56.08% membership interest in AoHong Chemical to Glodenstone for $3,508,340, payable at closing by cancellation of a $1,780,000 debt we owed Glodenstone and Glodenstone’s issuance to us of a promissory note in the principal amount of $1,728,340.   The sale of our interest in AoHong was completed June 9, 2011 following our shareholders' approval of this transaction on that date.

China Ziyang Technology was formed on June 29, 2011 under the laws of Hong Kong. On June 29, 2011, China Ziyang Technology acquired 100% of the equity interest in Ziyang Ceramic from its shareholders in exchange for its agreement to pay them RMB 50,000,000 (approximately $7,632,422).

On June 30, 2011we acquired China Ziyang Technology as discussed in Item 1.01 of this Current Report.

RISK FACTORS

You should carefully consider the risks described below and all other information contained in this report before making an investment decision. If any of the following risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you may lose part or all of your investment. This report also contains forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including the risks described below and elsewhere in this report.

Risks related to our business and industry

Risk Factors Relating to Our Business

We may be adversely affected by factors affecting our customers’  businesses.

Factors that adversely impact our customers’ businesses may also have an adverse effect on our business, prospects, results of operations, financial condition or cash flows. These factors may include any reduction in the overall commercial and residential real estate development as a result of economic factors and government policies. Furthermore, our agreements with our major customers do not specify minimum sales volume. There is no assurance that we will continue to retain these customers or that they will continue to purchase our products at their current levels in the future. If there is any reduction or cancellation of purchase orders by these customers for any reason, including a fall in demand from the developers who purchase our products from our customers, or a termination of the relationship with these customers, our revenues will be negatively impacted.

If our suppliers are unable to fulfill our orders for raw materials, we may lose business.

Our suppliers are all located in the PRC. Our purchases of raw materials is based on expected production levels, after taking into consideration, among other factors, sales forecasts and actual orders from our customers. To ensure that we are able to deliver quality products at competitive prices, we need to secure sufficient quantities of raw materials at acceptable prices and quality on a timely basis. Typically, we do not enter into any long-term supply agreements with our suppliers. There is no assurance that these suppliers will continue to supply us in the future. In the event our suppliers are unable to fulfill our orders or meet our requirements or we are unable to derive sufficient quantities of raw materials for our own mines, we may not be able to find timely replacements at acceptable prices and quality, and this will delay the fulfillment of our customers’ orders. Consequently, our reputation may be negatively affected, leading to a loss of business and affecting our ability to attract new businesses.

Increases in the price of raw materials will negatively impact our profitability.

In 2009, and 2010, our cost of raw materials, which consist of clay, coal used to heat our kilns, coloring materials and glazing materials, accounted for approximately 45% and 44% of our total cost of sales, respectively. The price of clay, coal, coloring materials and glazing materials may fluctuate due to factors such as global supply and demand for such raw materials and changes in global economic conditions. Coal accounted for approximately 49% and 45% of our total raw material costs in 2009 and 2010, respectively. Although we own mining rights to approximately 638,000 tons of white clay, any shortages or interruptions in the supply of clay, coal, coloring materials or glazing materials will result in an increase in the cost of production, thus increasing our cost of sales. If we are not able to pass on such an increase to our customers or are unable to find alternative sources of clay, coal, coloring materials, or glazing materials or appropriate substitute raw materials at comparable prices, our operations and financial performance will be adversely affected.

We are dependent on certain key personnel and the loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a large degree, attributable to Lingbo Chi, Nianzhang Zhao and Ping Wang who founded the company in 2006.  Messrs. Chi and Zhao and Ms. Wang are responsible for the management, sales and marketing, and operational expertise of our PRC subsidiary and perform key functions in the operation of our business. Although we have no reason to believe that these individuals would discontinue their services with us, the loss of one or more of these key employees could have a material adverse effect upon our business, financial condition and results of operations.

Failure to compete successfully with our competitors and new entrants to the ceramics industry in the PRC may result in Ziyang Ceramic losing market share.

We operate in a competitive and fragmented industry. Given the growth potential of our industry, there is no assurance that we will not face competition from our existing competitors and new entrants into the market. We compete with a variety of companies, some of which have advantages that include: longer operating history, larger customer base, superior products, better access to capital, personnel and technology, or are better entrenched. Our competitors may be able to respond more quickly to new and emerging technologies and changes in customer requirements or succeed in developing products that are more effective or less costly than our products. Any increase in competition could have a negative impact on our pricing (thus eroding our profit margins) and reduce our market share. If we are unable to compete effectively with our existing and future competitors and do not adapt quickly to changing market conditions, we may lose market share.

Our production facilities may be affected by power shortages which could result in a loss of business.

Our production facilities consume substantial amounts of electrical power, which, along with coal, is the principal source of energy for our manufacturing operations. Although we have an agreement with our electrical service provider to maintain a dedicated power line that services our facility, we have an on-site temporary back up source of electricity and we have not experienced power outages in the past, we may experience occasional temporary power shortages disrupting production due to government imposed power rationing, adverse weather conditions or other natural events beyond our control. Accordingly, these production disruptions could adversely impact our operations in future periods.

In the event of an interruption in the supply of electricity or coal, production at our manufacturing facilities would have to be shut down. Therefore any prolonged interruptions in the supply of energy to our manufacturing facility could result in production shutdowns.

Our research and development efforts may not result in marketable products.

Our research and development team has been working on the development of products which we have identified as having good potential in the market. We have not established a target date for the completion of development of these products and there is no assurance when we will release new products. There is also no assurance that the products which we are currently developing or may develop in the future will be successful or that we will be able to market these new products to our customers successfully. If our new products are unable to gain the acceptance of our customers or potential customers, we will not be able to generate future sales from our investment in research and development.

 We may not be able to manage our business expansion and increasingly complicated operations effectively, which could harm our business.

We plan to expand by increasing manufacturing capacity, expansion of our product offerings, increase our sales network and development of an international distribution business. If our planned expansion is successful, it will result in substantial demands on our management and personnel and our operational, technological and other resources. To manage the expected growth of our operations, we will be required to expand our existing operational, administrative and technological systems and our financial systems, procedures and controls, and to expand, train and manage the planned growth in our employee base. We cannot assure you that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations, or that we will be able to effectively and efficiently manage the growth of our operations, and recruit and retain qualified personnel. Any failure to effectively and efficiently manage our expansion may materially and adversely affect our ability to capitalize on new business opportunities, which in turn may have a material adverse effect on our financial condition and results of operations.

We may lose revenue if our intellectual property rights are not protected and counterfeit Fuyunde, Luckway or GEF brand products are sold in the market.

We believe our intellectual property rights are important to our success and competitive position. A portion of our products are manufactured and marketed under our “Fuyunde,’ “Luckway” and “GEF” labels. We have filed our labels as trademarks in the PRC. We cannot assure you that there will not be any unauthorized usage or misuse of our trademarks or that our intellectual property rights will be adequately protected as it may be difficult and costly to monitor any infringements of our intellectual property rights in the PRC. If we cannot adequately protect our intellectual property, we may lose revenue.

In addition, we believe the branding of our products and the brand equity in our “Fuyunde,” “Luckway” and "GEF” trademarks is important to our expansion effort and the continued success of our business. Our efforts to build our brand may be undermined by the sale of counterfeit goods. The counterfeiting of our products may increase if our products become more popular.

In order to preserve and enforce our intellectual property rights, we may have to resort to litigation against the infringing or counterfeiting parties. Such litigation could result in substantial costs and diversion of management resources which may have an effect on our financial performance.

We may inadvertently infringe third-party intellectual property rights, which could negatively impact our business and financial results.

We are not aware of, nor have we received any claims from third parties for, any violations or infringements of intellectual property rights of third parties by us as of the date of this report. Nevertheless, there can be no assurance that as we develop new product designs and production methods, we would not inadvertently infringe the intellectual property rights of others or others would not assert infringement claims against us or claim that we have infringed their intellectual property rights. Claims against us, even if untrue or baseless, could result in significant costs, legal or otherwise, cause product shipment delays, require us to develop non-infringing products, enter into licensing agreements or may be a distraction to our management. Licensing agreements, if required, may not be available on terms acceptable to us or at all. In the event of a successful claim of intellectual property rights infringement against us and our failure or inability to develop non-infringing products or to license the infringed intellectual property rights in a timely or cost-effective basis, our business and/or financial results will be negatively impacted.

The PRC government has recently introduced certain policy and regulatory measures to control the rapid increase in housing prices and cool down the real estate market and may adopt further measures in the future.

Our business depends on the level of business activity in the commercial and residential real estate development and construction industry that use our products in their operations in the PRC. If there is a reduction in the overall commercial and residential real estate development as a result of economic factors and government policies, the demand for construction materials, such as ceramic tiles, may consequently decrease and have a significant adverse effect on our business.

The PRC government has committed to taking steps to regulate real estate development, promote the healthy development of the real estate industry in China, and strengthen the supervision over land for real estate development purposes. For example, in his 2010 annual report to the National People’s Congress, Chinese Premier Wen Jiabao pledged to curb the rise of housing prices in certain cities to increase the availability of affordable housing. The full effect of such policies on the real estate industry and our business will depend in large part on the implementation and interpretation of the circulars by governmental agencies, local governments, and banks involved in the real estate industry. We cannot be certain that the PRC government will not issue additional and more stringent regulations or measures or that agencies and banks will not adopt restrictive measures or practices in response to PRC governmental policies and regulations, which could negatively affect the main industries we serve in the PRC, and thereby harm our sales.

Our manufacturing activities are dependent upon availability of skilled and unskilled labor, a deficiency of which could result in a reduction in profits.

Our manufacturing activities are labor intensive and dependent on the availability of skilled and unskilled labor in large numbers. Large labor intensive operations call for good monitoring and maintenance of cordial relations. Non-availability of labor, poor labor management and/or any disputes between the labor and management may result in a reduction in profits. The scarcity or unavailability of contract laborers may affect our operations and financial performance.

We face increasing labor costs and other costs of production in the PRC, which could limit our profitability.

The ceramic tile manufacturing industry is labor intensive. Labor costs in the PRC have been increasing in recent years and our labor costs in the PRC could continue to increase in the future. If labor costs in the PRC continue to increase, our production costs will likely increase which may in turn affect the selling prices of our products. We may not be able to pass on these increased costs to consumers by increasing the selling prices of our products in light of competitive pressure in the markets where we operate. In such circumstances, our profit margin may decrease.

We have not purchased insurance coverage and any loss resulting from product liability or third party liability claims or casualty losses must be paid by us.

We have not purchased insurance coverage for product liability or third party liability and are therefore not covered or compensated by insurance in respect of losses, damages, claims and liabilities arising from or in connection with product liability or third party liability. In addition, we currently do not maintain any property insurance policies covering losses due to fire, flood, earthquake, equipment failure, break-ins, typhoons and similar events, nor do we maintain business interruption insurance. As a result, our business and prospects could be adversely affected in the event of such problems in our operations and may suffer losses that could have a material adverse effect on our business, financial condition, results of operations, or cash flows.

Violation of Foreign Corrupt Practices Act or China anti-corruption law could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act (“FCPA”, which generally prohibits United States public companies from bribing or making prohibited payments to foreign officials to obtain or retain business. PRC law also strictly prohibits bribery of government officials. While we take precautions to educate our employees about the FCPA and Chinese anti-corruption law, there can be no assurance that we or the employees or agents of our subsidiaries will not engage in such conduct, for which we may be held responsible. If that were to occur, we could suffer penalties that may have a material adverse effect on our business, financial condition and results of operations.

Risks related to doing business in China

PRC economic, political and social conditions, as well as changes in any government policies, laws and regulations, could adversely affect the overall economy in China or the real estate development market, which could harm our business.

Substantially all of our operations are conducted in China, and all of our net revenues are derived from China. Accordingly, our business, financial condition, results of operations, prospects and certain transactions we may undertake are subject, to a significant extent, to economic, political and legal developments in China.

The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past two to three decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for our services and products depends, in large part, on economic conditions in China. Any slowdown in China’s economic growth may cause a decrease in real estate development, which in turn could reduce our net revenues.

Although the PRC economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations could adversely affect the economy in China or the real estate development market, which could harm our business.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources, which have for the most part had a positive effect on our business and growth. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us. China’s social and political conditions may also not be as stable as those of the United States (“U.S.” and other developed countries. Any sudden changes to China’s political system or the occurrence of widespread social unrest could have a material adverse effect on our business and results of operations.

Uncertainties with respect to the PRC legal system could harm us.

Our operations in China are governed by PRC laws and regulations. The PRC legal system is a civil law system based on written statutes. Unlike common law systems, prior court decisions have limited precedential value. China Ziyang Technology is generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some-time after the violation has occurred. Moreover, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities, including local government authorities, thus making strict compliance with all regulatory requirements impractical, or in some circumstances, impossible. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

In addition, on August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign-invested company of its capital contribution in foreign currency into RMB. The notice requires that the capital of a foreign-invested company settled in RMB converted from foreign currencies shall be used only for purposes within the business scope as approved by the authorities in charge of foreign investment or by other competent authorities and as registered with the Administration for Industries and Commerce and, unless set forth in the business scope or in other regulations, may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the capital of a foreign-invested company settled in RMB converted from foreign currencies. The use of such RMB capital may not be changed without SAFE’s approval, and may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of Circular 142 will result in severe penalties, including heavy fines. As a result, Circular 142 may significantly limit our ability to capitalize our PRC operations, which could adversely affect our ability to invest in or acquire any other PRC companies.

Restrictions on currency exchange may limit our ability to receive and use our revenue effectively.

Because substantially all of our revenue is denominated in RMB, restrictions on currency exchange may limit our ability to use revenue generated in RMB to fund any business activities we may have outside China or to make dividend payments to our shareholders in U.S. dollars. The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended. Under these rules, RMB is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loan or investment in securities outside China unless the prior approval of SAFE is obtained. Although the PRC government regulations now allow greater convertibility of RMB for current account transactions, significant restrictions still remain. For example, foreign exchange transactions under our subsidiaries capital accounts, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls. These limitations could affect our ability to obtain foreign exchange for capital expenditures. We cannot be certain that the PRC regulatory authorities will not impose more stringent restrictions on the convertibility of RMB, especially with respect to foreign exchange transactions.

Fluctuations in the value of the RMB may have a material adverse effect on your investment.

The change in value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the current policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 21% appreciation of the RMB against the U.S. dollar between July 21, 2005 and December 31, 2010. Recently, the PRC has decided to proceed further with reform of the RMB exchange regime and to enhance the RMB exchange rate flexibility. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant adjustment of the RMB against the U.S. dollar.

Any significant revaluation of the RMB may have a material adverse effect on the value of, and any dividends payable on, our common stock in foreign currency terms. More specifically, if we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our common stock or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. Consequently, appreciation or depreciation in the value of the RMB relative to the U.S. dollar could materially adversely affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations.

Recent PRC regulations relating to offshore investment activities by PRC residents and employee stock options granted by overseas-listed companies may increase our administrative burden, restrict our overseas and cross-border investment activity or otherwise adversely affect the implementation of our acquisition strategy. If our shareholders who are PRC residents, or our PRC employees who are granted or exercise stock options, fail to make any required registrations or filings under such regulations, we may be unable to distribute profits and may become subject to liability under PRC laws.

In 2005, SAFE promulgated regulations that require PRC residents and PRC corporate entities to register with local branches of SAFE in connection with their direct or indirect offshore investment activities. These regulations apply to our shareholders who are PRC residents and may apply to any offshore acquisitions that we make in the future.

Under the SAFE regulations, PRC residents who make, or have previously made, direct or indirect investments in offshore companies, will be required to register those investments. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to file or update the registration with the local branch of SAFE, with respect to that offshore company, any material change involving its round-trip investment, capital variation, such as an increase or decrease in capital, transfer or swap of shares, merger, division, long-term equity or debt investment or creation of any security interest. If any PRC shareholder fails to make the required SAFE registration, the PRC subsidiary of that offshore parent company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation, to their offshore parent company, and the offshore parent company may also be prohibited from injecting additional capital into their PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

We cannot provide any assurances that all of our shareholders who are PRC residents will make or obtain any applicable registrations or approvals required by these SAFE regulations. The failure or inability of our PRC resident shareholders to comply with the registration procedures set forth in the SAFE regulations may subject Ziyang Ceramic to fines and legal sanctions, restrict our cross-border investment activities, or limit Ziyang Ceramic’ ability to distribute dividends to or obtain foreign-exchange dominated loans from our company.

As it is uncertain how the SAFE regulations will be interpreted or implemented, we cannot predict how these regulations will affect our business operations or future strategy. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and obtaining foreign currency denominated borrowings, which may harm our results of operations and financial condition. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the SAFE regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

The New M&A Rules establish more complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisition in China.

The New M&A Rules that became effective on September 8, 2006 established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Complying with the requirements of the M&A Rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could materially adversely affect our ability to grow our business through acquisitions in China.

Under The PRC Enterprise Income Tax Law, our company and/or China Ziyang Technology may be classified as a “resident enterprise” of the PRC. Such classification could result in tax consequences to us, our non-PRC resident shareholders and China Ziyang Technology.

On March 16, 2007, the National People’s Congress approved and promulgated a new tax law, the PRC Enterprise Income Tax Law, or “EIT Law,” which took effect on January 1, 2008. Under the EIT Law, enterprises are classified as resident enterprises and non-resident enterprises. An enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define “de facto management bodies” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise; however, it remains unclear whether the PRC tax authorities would deem our managing body as being located within China. Due to the short history of the EIT Law and lack of applicable legal precedents, the PRC tax authorities determine the PRC tax resident treatment of a foreign company on a case-by-case basis.

If the PRC tax authorities determine that our company and/or China Ziyang Technology are a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, our company and/or China Ziyang Technology could be subject to the enterprise income tax at a rate of 25 percent on our and/or China Ziyang Technology’s worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, under the EIT Law and its implementing rules, dividends paid between “qualified resident enterprises” are exempt from enterprise income tax. As a result, if our company and/or China Ziyang Technology are treated as PRC “qualified resident enterprises,” all dividends paid from Ziyang Ceramic to us (through China Ziyang Technology) should be exempt from PRC tax.

Finally, the new “resident enterprise” classification could result in a situation in which a 10 percent PRC tax is imposed on dividends we pay to our non-PRC stockholders that are not PRC tax “resident enterprises” and gains derived by them from transferring our common stock, if such income is considered PRC-sourced income by the relevant PRC authorities. In such event, we may be required to withhold a 10 percent PRC tax on any dividends paid to non-PRC resident stockholders. Our non-PRC resident stockholders also may be responsible for paying PRC tax at a rate of 10 percent on any gain realized from the sale or transfer of our common stock in certain circumstances. We would not, however, have an obligation to withhold PRC tax with respect to such gain.

Moreover, the State Administration of Taxation (“SAT”) released Circular Guoshuihan No. 698 (“Circular 698”) on December 15, 2009 that reinforces the taxation of non-listed equity transfers by non-resident enterprises through overseas holding vehicles. Circular 698 addresses indirect share transfers as well as other issues. Circular 698 is retroactively effective from January 1 2008. According to Circular 698, where a foreign (non-PRC resident) investor who indirectly holds shares in a PRC resident enterprise through a non-PRC offshore holding company indirectly transfers equity interests in a PRC resident enterprise by selling the shares of the offshore holding company, and the latter is located in a country or jurisdiction where the effective tax burden is less than 12.5% or where the offshore income of his, her, or its residents is not taxable, the foreign investor is required to provide the PRC tax authority in charge of that PRC resident enterprise with certain relevant information within 30 days of the transfer. The tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the tax authorities determine that such transfer is abusing forms of business organization and a reasonable commercial purpose for the offshore holding company other than the avoidance of PRC income tax liability is lacking, the PRC tax authorities will have the power to re-assess the nature of the equity transfer under the doctrine of substance over form. A reasonable commercial purpose may be established when the overall international (including U.S.) offshore structure is set up to comply with the requirements of supervising authorities of international (including U.S.) capital markets. If the SAT’s challenge of a transfer is successful, it may deny the existence of the offshore holding company that is used for tax planning purposes and subject the seller to PRC tax on the capital gain from such transfer. Since Circular 698 has a short history, there is uncertainty as to its application. We (or a foreign investor) may become at risk of being taxed under Circular 698 and may be required to expend significant resources to comply with Circular 698 or to establish that we (or such foreign investor) should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations (or such foreign investor’s investment in us).

If any such PRC tax applies, a non-PRC resident investor may be entitled to a reduced rate of PRC tax under an applicable income tax treaty and/or a deduction against such investor’s domestic taxable income or a foreign tax credit against such investor’s domestic income tax liability (subject to applicable conditions and limitations). In the case of a U.S. holder , if a PRC tax applies to dividends paid on our common stock, or to gain from the disposition of our common stock, such tax should be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, the U.S. holder should be entitled to certain benefits under the agreement between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income (the “U.S.-PRC Tax Treaty”), including the treatment of any such income as arising in the PRC for purposes of calculating such foreign tax credit, if such holder is considered a resident of the United States for the purposes of the U.S.-PRC Tax Treaty. Prospective investors should consult with their own tax advisors regarding the applicability of any such taxes, the effects of any applicable income tax treaties, and any available foreign tax credits.

We face risks related to natural disasters and health epidemics in China, which could have a material adverse effect on our business and results of operations.

Our business could be materially adversely affected by natural disasters or the outbreak of health epidemics in China. For example, in May 2008, Sichuan Province suffered a strong earthquake measuring approximately 8.0 on the Richter scale that caused widespread damage and casualties. In addition, in the last decade, the PRC has suffered health epidemics related to the outbreak of avian influenza and severe acute respiratory syndrome, or SARS. In April 2009, an outbreak of the H1N1 virus, also commonly referred to as “swine flu,” occurred in Mexico and has spread to other countries. Cases of swine flu have been reported in Hong Kong and mainland China. The Chinese government and certain regional governments within China have enacted regulations to address the H1N1 virus, which may have an effect on our business. If the outbreak of swine flu were to become widespread in China or increase in severity, it could have an adverse effect on economic activity in China, and could require the temporary closure of manufacturing facility. Such events could severely disrupt our business operations and harm our results of operations. Any future natural disasters or health epidemics in the PRC could also have a material adverse effect on our business and results of operations.

New labor laws in the PRC may adversely affect our results of operations.

On June 29, 2007, the PRC government promulgated a new labor law, namely the Labor Contract Law of the PRC, or the New Labor Contract Law, which became effective on January 1, 2008. The New Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially adversely affecting our financial condition and results of operations.

Risks related to our common stock

We have convertible debt which is convertible into our common stock.  A conversion of such debt will have a dilutive effect onto existing shareholders.

In connection with our acquisition of 100% of the outstanding shares of China Ziyang Technology on June 30, 2011, we issued BAW a $14,739,932 principal amount convertible note as additional consideration. This note payable is due on June 30, 2012 and is convertible into 7,369,966 shares of our common stock at a conversion price of $2.00 per share, giving effect to the anticipated 400 for 1 reverse stock split of our outstanding common stock.  In addition, we issued China Direct Investments a $11,075,206 principal amount convertible note as compensation, payable on June 30, 2012 and convertible into 1,538,223 shares of our common stock at a conversion price of $7.20 per share, giving effect to the anticipated 400 for 1 reverse stock split of our outstanding common stock.  At such time as the note holders convert their notes, the 7,960,000 shares of our common stock we will issue are expected to represent approximately 79.6% of our then issued and outstanding common stock.   The issuance of these additional shares will be dilutive to our existing shareholders.

We expect to undertake a reverse stock split of our outstanding common stock in order to satisfy our obligations to issue common stock under the terms of the convertible note issued to BAW and China Direct Investments.

We expect to undertake a 400 for 1 reverse stock split of our common stock in the near future.  The primary objective of the reverse split will be to allow for the issuance of shares of our common stock to BAW and China Direct Investments under the terms of a convertible note. Our board of directors believes that the additional shares are necessary to fulfill our obligations under the convertible notes. On the market effective date of the reverse stock split the number of shares of our common stock will be reduced from 436,724,592 to 1,091,811. There are no assurances that the current trading price of our common stock will remain at the pre-split level and it is likely that it will decline given the limited following for our common stock.  In addition, because the reverse split will have the effect of increasing the number of authorized but unissued shares of our common stock which are available for issuance by our company, the reverse split may also be construed as having an anti-takeover effect.

  None of our board of directors are considered audit committee financial experts.  If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Our internal accounting staff and our Board of Directors are relatively inexperienced with U.S. GAAP and the related internal control procedures required of U.S. public companies. Although our accounting staff is professional and experienced in accounting requirements and procedures generally accepted in the PRC, management has determined that they require additional training and assistance in U.S. GAAP matters. Management has determined that our internal audit function is also significantly deficient due to insufficient qualified resources to perform internal audit functions. Finally, we have not established an Audit Committee of our Board of Directors.

Although we have not evaluated the internal controls over financial reporting of the business activities at Ziyang Ceramic which we acquired on June 30, 2011, we cannot assure investors that we maintained effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. For these reasons, we  are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) our recent hiring of a business consulting firm that has expertise in accounting and U.S. GAAP matters with publicly-traded companies (ii) hiring additional personnel with sufficient U.S. GAAP experience and (iii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel.  If the result of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

The tradability of our common stock is limited under the penny stock regulations which may cause the holders of our common stock difficulty should they wish to sell the shares.

Because the quoted price of our common stock is less than $5.00 per share, our common stock is considered a “penny stock,” and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock”, including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few brokers or dealers are likely to undertake these compliance activities and this limited liquidity will make it more difficult for an investor to sell his shares of our common stock in the secondary market should the investor wish to liquidate the investment.  In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

Our controlling stockholders may take actions that conflict with your interests.

As of June 30, 2011, two shareholders beneficially own approximately 67% of our common stock in addition to rights to acquire additional shares of our common stock pursuant to the terms of convertible promissory notes we issued to them in June 2011.  In this case, these shareholders will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions including the proposed 400 for 1 reverse stock split agreed to in connection with our acquisition of 100% of the issued and outstanding shares of China Ziyang Technology, and they will have significant control over our management and policies. The directors elected by these stockholders will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in their best interest.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

This report includes forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Forward-looking statements include, but are not limited to, statements about:

•	Factors affecting our customers’ businesses.
•	Inability of our suppliers to fulfill our orders for raw materials.
•	Increases in the price of raw materials.
•	Dependence on certain key personnel.
•	Competition in the ceramics industry.
•	Adverse affects of power shortages.
•	Lack of market acceptance of new products.
•	Inability to manage our business expansion.
•	Infringement by third parties on our intellectual property rights.
•	Our inadvertent infringement of third-party intellectual property rights.
•	PRC government fiscal policy that affect real estate development and consumer demand.
•	Availability of skilled and unskilled labor and increasing labor costs.
•	Lack of insurance coverage and the impact of any loss resulting from product liability or third party liability claims or casualty losses.
•	Violation of Foreign Corrupt Practices Act or China anti-corruption laws.
•	Economic, legal restrictions and business conditions in China.
•	Dilution attributable to our convertible debt.
•	Impact of proposed reverse stock split of our outstanding common stock.
•	Limited public market for our common stock.
•	Potential conflicts of interest between our controlling shareholders and our shareholders.

You should read thoroughly this report and the documents that we refer to herein with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements including those made in “Risk Factors.” Other sections of this report include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.  These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operation for the three month periods ended March 31, 2011 and 2010 and for the years ended December 31, 2010 and 2009 should be read in conjunction with the financial statements and the notes to those statements that are included in this report.

Overview

Acquisition of China Ziyang Technology Co. and Ziyang Ceramic

We have entered into an agreement with China Ziyang Technology Co., Limited, a Hong Kong company (“CZT”) and Best Alliance Worldwide Investments, Limited, a British Virgin Island company (“BAW or the “CTZ Shareholder” to acquire 100% of the issued and outstanding shares of CTZ from its shareholders.

On June 30, 2011, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) among us, CTZ and BAW, to acquire 100% of the issued and outstanding shares of CTZ from BAW.  Under the Share Exchange Agreement, we exchanged 236,013,800 shares of our common stock par value of $0.001 per share (the “Pre-Reverse Split Shares” representing approximately 54.0% of our issued and outstanding shares of common stock and a Convertible Promissory Note in the principal amount of $14,739,932, which is convertible into 7,369,966 shares of our common stock after giving effect to a 400:1 reverse stock split (the “Post-Reverse Split Shares”), (“the Share Exchange”). Subsequent to the completion of the aforementioned share exchange, these shares issued in the aggregate will represent 79.6% of our total issued and outstanding shares. As a result of the consummation of the Share Exchange, China Ziyang Technology Co., Limited and its subsidiary become our wholly-owned subsidiaries in our consolidated financial statements. The transaction was accounted for as a reverse merger and recapitalization of China Ziyang Technology whereby China Ziyang Technology is considered the acquirer for accounting purposes.

Ziyang Ceramic Business Overview

Ziyang Ceramic manufactures and distributes in the PRC porcelain tiles used for interior residential and commercial flooring. Located in Zhucheng City of Shangdong Province, Ziyang Ceramic was established in January 2006. Since its inception, Ziyang Ceramic has expanded its operations that includes two production lines with annual total production capacity of approximately 11 million square meters of porcelain tiles in more than 50 different size and color combinations.  Ziyang Ceramic sells porcelain tiles under the “Fuyunde,” “Luckway,” and “GEF” brand names through a distribution network of approximately 150 distributors across 10 provinces concentrating on major second and third tier cities primarily in Eastern and Central China. Ziyang Ceramic owns mining rights to extract approximately 638,000 tons of white clay raw material which it plans to use for its own production and sell to third parties. Ziyang Ceramic sales of its finished goods are exempt from the 17% value added tax and receives a deduction in an amount equal to 10% of its revenues because it recycles gas and heat and uses certain types of raw materials in the manufacture of its products. Eligibility for these tax benefits is subject to review every two years to confirm that the company’s operations meet the requirements for these tax benefits.  The next renewal date is January 1, 2013.

Our three principal product categories and the approximate percentage of sales as of March 31, 2011 are: (i) patterned polished porcelain tiles which represent approximately 42% of our sales, (ii) ultra bright porcelain tiles which represent approximately 32% of our sales, and (iii) polycrystalline porcelain tiles launched in the fourth quarter of calendar 2010 which represent approximately 25% of our sales. Each of our products are available in two different sizes, 600mm X 600mm and 800mm X 800mm. The market for our products has grown at a rate of approximately 9% over the past 3 years primarily due to the increasing demand for construction materials in the PRC attributable to population growth, urbanization and the increase in standards of living. In 2010, our annual sales volume increased by 40% from the previous year.

Results of Operations

The following discussion of our financial condition and results of operation for the three month periods ended March 31, 2011 and 2010 and for the years ended December 31, 2010 and 2009 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report.  Our results for the three months ended March 31, 2011are not necessarily indicative of the results that should be expected for the full year ending December 31, 2011.

For the three month ended March 31, 2011 compared to 2010

Net revenues for the three month period ended March 31, 2011 totaled $7.5 million, an increase of $1.7 million, or 30%, compared to the same period in 2010. This increase was primarily as the result of an increase in sales of our recently launched polycrystalline porcelain line of tiles, which represented a total revenue increase of $1.8 million, or 32%, compared with the same period in 2010. The increase in revenue resulted from our new products was partially offset by a period-over-period decrease of $0.3 million, or 5.8%,  from sales of our existing products, which consisted of an 8% decrease in sales volume and a 2.2% increase in average prices. The effects of foreign exchange rates resulted in a 3.8% increase in sales revenue.

Cost of revenues totaled $4.8 million for the three month period ended March 31, 2011, an increase of 33% while cost of revenues as a percentage of revenues increased 1.5 percentage points compared to the same period in 2010. This increase is primarily due to an increase of 30% in net revenues coupled with our introduction of polycrystalline porcelain line of tiles, which resulted in an increase of material and transportation costs as this product line requires additional raw materials to produce compared to our traditional polished tile products, coupled with a higher inflationary pressure on market pricing and input costs.

Selling, general and administrative expenses totaled $0.5 million, an increase of $0.1 million, or 30%, in the three month period ended March 31, 2011 compared to the same period of 2010. This increase was primarily due to higher costs for employee welfare benefit costs ($0.03 million), travel expenses ($0.02 million) and amortization for additional intangible assets ($0.01 million).

Interest income totaled $0.01 million for the three months ended March 31, 2011 compared to $4,196 in the comparable period in 2010, primarily due to an increase in the average principal amount of loan receivable of $2.6 million from $0.4 million in the three months ended March 31, 2010. The effective interest rate also increased to 12% per annum in the three months ended March 31, 2011 from 8.4% per annum in the three months ended March 31, 2010.

Interest expense totaled $0.13 million for the three months ended March 31, 2011, an increase of $0.06 million from the same period in 2010, mainly due to an increase of $3.6 million in average loans payable.

Our net income totaled $1.7 million, an increase of $0.4 million, or 27% compared to the same period of 2010, primarily as the result of an increase of $1.7 million in net revenues and $0.5 million in gross profit, partially offset by an increase of $0.1 million in selling, general and administrative expenses.

Our effective tax rate for the three months ended March 31, 2011 was 16.9%, compare to 17.8% for the three months ended March 31, 2010. Management expects its effective rate remain around 17% in the foreseeable future.

For the year ended December 31, 2010 compared to 2009

 Net revenues totaled $31.1 million for the year ended December 31, 2010, an increase of $9.6 million, or 44% compared to 2009. The increase was primarily a the result of an increase of $7.5 million, or 34.9%, in sales of our existing products and a $1.4 million increase in sales from our recently launched polycrystalline porcelain line of tiles and a $0.7 million increase in sales from our ultra-pure bright polished tile line launched in 2010. The increase in sales of our existing products were affected by a 33.4% increase in sales volume, a 0.6% increase in our average sales prices and a 0.9% increase due to foreign currency exchange rate changes.

Cost of revenues totaled $20.3 million for the year ended December 31, 2010, an increase of $6.3 million, or 45% compared to 2009, primarily as the result of an increase of $9.6 million, or 45%, in net revenues. Our cost of revenues consisted mainly of raw material and energy costs, which represented 38.4% and 40.0% of our cost of revenues, respectively, in 2010, while they represented 34.1% and 42.6% of our total cost of revenues in 2009. Management plans to utilize a greater quantity of raw materials from its own mines which is expected to reduce our cost of revenues.

Selling, general and administrative expenses totaled $1.8 million for the year ended December 31, 2010, an increase of $0.5 million, or 38%, compared to 2009, primarily due to an increase in employee welfare benefit costs.

Interest income totaled $0.08 million in 2010, an increase of $0.05 million compared with 2009. The increase was mainly due to an increase in loan receivable of $3.1 million in 2010 compared to 2009.

Interest expense totaled $0.4 million in 2010, an increase of $0.1 million compared to 2009, mainly due to an increase of $4.8 million in short term loans payable incurred for general working capital purposes.

Net income totaled $7.3 million for the year ended December 31, 2010, an increase of $2.3 million, or 46%, compared to 2009, primarily as the result of an increase of $9.6 million in net revenues and $3.3 million in gross profit, partially offset by an increase of $0.5 million in selling, general and administrative expenses, and $0.4 million in income tax provisions.

Liquidity and Capital Resources

We had a working capital deficit of $1.6 million as of March 31, 2011 compared to a working capital deficit of $0.5 million as of December 31, 2010, primarily due to a $3.1 million dividend payable to the former shareholders of Ziyang Ceramic which was declared by the board of directors of Ziyang Ceramic on February 23, 2011 for shareholders of record as of that date.  $1.55 million of the dividend payable was paid on June 15, 2011. The balance of the dividend will be paid when China Ziyang has sufficient available cash.

Our primary uses of cash have been for purchases of raw materials for production, dividend payments, and repayment of our current obligations, and general and administrative expenses including wages. Our primary sources of cash are derived from revenues from the sales of our products.

We expect that our cash on hand and cash flow from operations will be sufficient to sustain our operations for at least the next twelve months.  However, the following trends are reasonably likely to require us to raise additional capital.

•	An increase in working capital requirements to finance the growth of our production capacity;
•	Acquisitions of additional equipment, with related increases to capital expenditures, marketing and administrative expenses to support the growth of our company;
•	The costs for recruitment and retention of additional management and personnel to support our operations and expansion plans; and
•	The additional costs, including legal accounting and consulting fees, of being a public company and the related compliance activities.

      At March 31, 2011 and December 31, 2010, we maintained cash and cash equivalents of $6,007,343 and $4,851,436, respectively, in financial institutions located in China.  Cash held in banks in the PRC is not insured. The value of cash on deposit in China has been converted to U.S. dollars based on the exchange rate as of respective balance sheet dates. In 1996, the Chinese government introduced regulations, which relaxed restrictions on the conversion of the RMB; however restrictions still remain, including but not limited to restrictions on foreign invested entities. Foreign invested entities may only buy, sell or remit foreign currencies after providing valid commercial documents at only those banks authorized to conduct foreign exchanges. Furthermore, the conversion of RMB for capital account items, including direct investments and loans, is subject to PRC government approval. Chinese entities are required to establish and maintain separate foreign exchange accounts for capital account items. We cannot be certain Chinese regulatory authorities will not impose more stringent restrictions on the convertibility and outflow of RMB, especially with respect to foreign exchange transactions. Accordingly, cash on deposit in banks in the PRC is not readily deployable by us for purposes outside of China.

Total current liabilities increased by $4.9 million in 2010 compared to 2009 mainly due to $4.2 million increase in borrowings and $0.5 million in other payable for costs for construction of an additional production line related to our new product line and other costs incurred in ramping up production in anticipation of  higher sales.  This increase was partially offset by a decrease in advance from customers upon completion of delivery of goods and an $0.8 million decrease in accounts payable in exchange for more favorable terms and pricing from our suppliers.

The Company’s notes payable consists of bank acceptance bills. Bank acceptance bills are financial instruments provided by banks.  The Company can apply for them when funds are required to pay its debt.  Upon the bank’s approval, it will issue the bank acceptance bills to the creditors of the Company as payment on behalf of the Company.  The payment to the creditor is guaranteed by the bank and is due by the Company within six months from the date of the bank acceptance bill. The Company remains primarily liable to the creditor and is obligated to pay the amount when due.  The Company’s creditor, in turn, can present the bank acceptance bill to a bank at maturity for payment in full or earlier at a discount, or endorse it to another party.  Generally, banks require the Company to provide collateral for the bank acceptance bills in the form of restricted cash in an amount determined by the bank. The Company’s notes payable represented a bank acceptance bill fully guaranteed by restricted cash.

The Company’s short term loans are commercial bank loans, typically guaranteed by an unaffiliated third party or an officer of the Company in addition to a pledged of the Company’s fixed assets. The Company is not subject to any covenants related to its short term loans.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”  requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities in the consolidated financial statements and accompanying notes.  The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the company’s financial condition and results of operations, and which require the company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.  Based on this definition, we have identified the critical accounting policies and judgments addressed below.  We also have other key accounting policies, which involve the use of estimates, judgments and assumptions that are significant to understanding our results, which are described in note 2 to our financial statements.  Although we believe that our estimates, assumptions and judgments are reasonable, they are based upon information presently available.  Actual results may differ significantly from these estimates under different assumptions, judgments or conditions.

Revenue recognition

Revenues for product sales are recognized when all four of the following criteria are met: (i) persuasive evidence of an arrangement exists; (ii) delivery of the products has occurred and risks and rewards of ownership have passed to the customer; (iii) the selling price is both fixed and determinable; and (iv) collectability is reasonably assured.  For any advance payments from customers, revenues are deferred until such a time when all the four criteria mentioned above are fully met.

PROPERTIES

 Description of Property

Ziyang Ceramic occupies approximately 1.8 million square feet of land that includes production facilities covering an area of approximately 775,000 square feet, an office building covering an area of 19,375 square feet and a dormitory and cafeteria covering an area of 22,600 square feet located at Xi Lv Biao Industrial Park, Longdu Street, Zhucheng City, Shangdong Province, China.  This parcel of land is leased from Zhucheng City, Lubiao Town, West Lvbiao Village pursuant to the terms of a lease agreement dated January 30, 2006 which required a one-time payment of RMB 7,098,910 (approximately $1,096,610) and expires on November 30, 2035.  Our principal offices are also located at the office building located on this land.

In addition, we lease approximately 1,462,457 square feet of vacant land from Zhucheng City, Huanghua Town, Zupansan Village pursuant to the terms of a lease agreement dated November 1, 2010 which required a one-time payment of RMB 12,228,000 (approximately $1,888,930) and expires on October 31, 2060. This parcel of land is expected to be used for future operations.

Mining Rights

In addition, Ziyang Ceramic has mining right permits to five parcels of land containing white clay deposits.   All of the mining sites and the underlying clay deposits and other minerals located at the mines are owned by the Chinese government.  The amount of minerals we can extract from the mine is based on a mining right permit issued by the Zhucheng City Office of Mineral Resources Management.   In addition, the mining right permit specifies the location, area and annual permitted extraction quantities of each mine.  Ziyang Ceramic paid a one-time extraction license fee when the mining right permit was issued.   Each of the mining sites is an above ground mines and are accessible by public roads.

These mining right permits are summarized in the table below (the “Mining Rights Permits”):

Mine Name	Mine Location	Permitted Annual Extraction Quantities (Metric Tons)	Total Permitted Extraction Quantities (Metric Tons)*	Date of Issuance of Mining Right Permit	Term
Meng Family Zhuang Zi Village Clay Quarry	Zhucheng City, Huang Hua Town Meng Family Zhuang Zi Village, Shandong Province	36,400	120,490	June 7, 2009	June 1, 2009-May 31, 2013
Wa Dian Shi Jia Lake Quarry	Zhucheng City, Wa Dian Town Shi Jia Lake Village, Shandong Province	43,400	159,200	February 9, 2007	February 1, 2007- January 31, 2013
Zhu Pan San Village Clay Quarry	Zhucheng City , Huang Hua Town Zhu Pan San Village	28,000	79,920	August 3, 2008	August 1, 2008- July 31, 2014
Pan Family Village Quarry	Zhucheng City, Lin Family Town Pan Family Village, Shandong Province	35,000	132,560	November 2, 2009	November 1, 2009- October 31, 2014
Wei Jin Zi Clay Quarry	Zhucheng City, Huang Hua Town Wei Jin Zi Village, Shandong Province	42,000	146,720	March 5, 2009	March 1, 2009- February 28, 2014
Total:		184,800	638,890

*Amounts reflect total approximate remaining quantities of minerals Ziyang Ceramic is permitted to extract as of June 30, 2011 under the Mining Rights Permits over the term of the mining permit.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At June 30, 2011, upon completion of our acquisition of China Ziyang Technology, we had 436,724,592 shares of common stock issued and outstanding.  The following table sets forth information known to us as of June 30, 2011 relating to the beneficial ownership of shares of our voting securities by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock;
•	each director;
•	each named executive officer; and
•	all named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of Xi Lv Biao Industrial Park, Longdu Street, Zhucheng City, Shangdong Province, China 262200.  The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class
Lingbo Chi(1)	236,013,800	54.0%
Ping Wang(2)	9,283,209	2.1%
Nianzhang Zhao(3)	16,520,966	3.8%
Shaoyin Wang (4)	-	-
All officers and directors as a group (four persons)	236,013,800	54.0%
China Direct Industries, Inc.(5)	67,889,392	15.5%
Best Alliance Worldwide Investments Limited (6)	236,013,800	54.0%

(1)
Mr. Chi is the chief executive officer of our company and a member of the Board of Directors. The number of securities beneficially owned by Mr. Chi includes: 236,013,800 shares owned by Best Alliance Worldwide Investments Limited and options to purchase 51,293,666 shares of common stock at an exercise price of $0.00002 per share expiring on June 30, 2016 and excludes options to purchase 102,587,332 shares at an exercise price of $0.00002 per share and, after giving effect to a 400 for 1 reverse stock split we plan to implement pursuant to our acquisition of 100% of the issued and outstanding stock of China Ziyang Technology, 4,805,218 shares at an exercise price of $0.01 per share pursuant to the Option Agreement. Shares subject to the Option Agreement that are not exercisable within 60 days of June 30, 2011 have been excluded from the computation.

(2)
Ms. Wang is the chief financial officer of our company. The number of securities beneficially owned by Ms. Wang includes: options to purchase 9,283,209 shares of common stock at an exercise price of $0.00002 per share expiring on June 30, 2016 and excludes options to purchase 18,566,419 shares at an exercise price of $0.00002 per share and, after giving effect to a 400 for 1 reverse stock split we plan to implement pursuant to our acquisition of 100% of the issued and outstanding stock of China Ziyang Technology, 869,656 shares at an exercise price of $0.01 per share pursuant to the Option Agreement.   Shares subject to the Option Agreement that are not exercisable within 60 days of June 30, 2011 have been excluded from the computation.

(3)
Mr. Zhao is the general manager of Ziyang Ceramic . The number of securities beneficially owned by Mr. Zhao includes: options to purchase 16,520,966 shares of common stock at an exercise price of $0.00002 per share expiring on June 30, 2016 and excludes options to purchase 33,041,932 shares of at an exercise price of $0.00002 per share and, after giving effect to a 400 for 1 reverse stock split we plan to implement pursuant to our acquisition of 100% of the issued and outstanding stock of China Ziyang Technology, 1,547,693 shares at an exercise price of $0.01 per share pursuant to the Option Agreement. Shares subject to the Option Agreement that are not exercisable within 60 days of June 30, 2011 have been excluded from the computation.

(4)	Mr. Wang is our former chief executive officer and a member of the Board of Directors.

(5)
The number of securities beneficially owned by China Direct Industries, Inc. and its subsidiaries includes: 63,889,932 shares of our common stock owned of record by China Direct Investments, Inc. and 4,000,000 shares of our common stock owned of record by CDI Shanghai Management Co., all of which are subsidiaries of China Direct Industries, Inc. These amounts exclude 1,538,223 shares or our common stock issuable pursuant to a convertible promissory note and after giving effect to a 400 for 1 reverse stock split we plan to implement pursuant to our acquisition of 100% of the issued and outstanding stock of China Ziyang Technology (the “CDI Convertible Note Shares”). 840,000 shares of the CDI Convertible Note Share are beneficially owned by a subcontractor to China Direct Investments who provided services to China Direct Investments in connection with the acquisition of China Ziyang Technology.  China Direct Industries, Inc. disclaims beneficial ownership of the 840,000 CDI Convertible Note Shares beneficially owned by this contractor and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of any of these shares for purposes of Section 16 or any other purpose. James Wang Ph.D., has voting and dispositive control over securities held by China Direct Industries, Inc . whose address is 431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441.

(6)
Lingbo Chi has voting and dispositive control over the securities held by Best Alliance Worldwide Investments Limited (“BAW”). Shares owned by BAW are subject to the Option Agreement. No beneficial owner entitled to purchase owns more than 10% of the issuer's securities nor is any beneficial owner an officer or director of our company except for: Mr. Chi who is entitled to purchase 153,880,998 shares, Ms. Wang who is entitled to purchase 27,849,628 and Mr. Zhao who is entitled to purchase 49,562,898 shares all of which are included in this amount. This amount excludes an additional 7,369,966 shares of our common stock after giving effect to a 400 for 1 reverse stock split.  We agreed to issue these shares to BAW under the terms of a convertible note we issued in connection with our acquisition of 100% of the shares of China Ziyang Technology.

DIRECTORS AND EXECUTIVE OFFICERS

In connection with the change of control of the Company described in Item 5.01 of this Current Report on Form 8-K, we have appointed the following individuals to serve as our executive officers and directors:

Name	Age	Positions
Lingbo Chi	45	Chief Executive Officer and Chairman of the Board of Directors
Ping Wang	42	Chief Financial Officer
Nianzhang Zhao	45	General Manager of Ziyang Ceramic
Shaoyin Wang	48	Director

Lingbo Chi is the founder and the Chief Executive Officer of Ziyang Ceramic since its formation in 2006 and our Chief Executive Officer since June 30, 2011. From August 1986 to December 2005, Mr. Chi served as a senior engineer and research and development department manager of Zhucheng Electronics Co., Ltd., a company engaged in the production and sale of electronic components for automobile audio equipment and high voltage ceramic capacitors. Mr. Chi graduated from Shandong Industrial University in 1986 with a Bachelors degree in engineering.

Ping Wang has been our Chief Financial Officer since June 2011 and the Chief Financial Officer of Ziyang Ceramic since January 2006. From July 1993 to December 2005, Ms. Wang was employed in various capacities in the finance department up to and including the chief financial officer and accounting manager of Zhucheng Electronics Co., Ltd., a company engaged in the production and sale of electronic components for automobile audio equipment and high voltage ceramic capacitors. Ms. Wang graduated from Shandong Television and Radio University in July 1988 with a degree in accounting.

Nianzhang Zhao has been the general manager and senior engineer of Ziyang Ceramic since January 2006. From June 2002 to December 2005 Mr. Zhao was the Vice General Manager of Luzhong Ceramic Co. Ltd., a company engaged in the production and sales of porcelain tiles and ceramic products. From July 1993 to May 2002, Mr. Zhao was the research and development manager of Luzhong Ceramic Co. Ltd. Mr. Zhao graduated from Shandong Light Industry Institute in July 1987 with a Bachelors degree in engineering.

Shaoyin Wang. Mr. Wang has served as our Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board of Directors since January 2009.  From June 2006 until November 2008 he was the Director of the Information Department of Shanghai Mingjia Real Estate Development Co., Ltd.  From January 2004 to May 2006, Mr. Wang was the vice president of Shanghai Zhida Industrial Technology Development Co., Ltd.  Mr. Wang was a marketing manager of Shanghai Yazheng Information Technology Co., Ltd. from October 2000 to December 2003.  From 1994 to 2000, Mr. Wang travelled in Auckland, New Zealand and received training in business administration at Auckland Institute of Technology.  From November 1990 to August 1994, Mr. Wang was a marketing manager in the Shanghai Representative Office of Hong Kong Yilong Technology Development Co., Ltd. Mr. Wang was a teacher at the Shanghai Police College from August 1984 to October 1990. Mr. Wang received a Bachelor’s Degree in Computer Science from Shanghai University in 1984.

Director Qualifications

The following is a discussion for each director of the specific experience, qualifications, attributes or skills that led to our conclusion that such person should be serving as a member of our Board of Directors as of the date of this report in light of our business and structure.  In addition to their individual skills and backgrounds which are focused on our industry as well as financial and managerial experience, we believe that the collectively skills and experience of our Board members are well suited to guide us as we make the transition from a company with limited operations to a company which seeks to expand through acquisitions.

Lingbo Chi. Mr. Chi has over 20 years of experience in the operation and management of companies engaged in manufacturing and sales of electronics and ceramic products.

Shaoyin Wang.  Mr. Wang has over 10 years of experience in the operation of businesses in China in the areas of real estate and information technology.  He has significant experience in managing companies in China and has many professional contacts which serve to promote our efforts to identify a business in China.

Committee of our Board of Directors

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by Board of Directors as a whole.  Because we have only two directors, neither of which is independent, we believe that the establishment of these committees would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed.  Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.  Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.  In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

None of our directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•	understands generally U.S. GAAP and financial statements,
•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
•	understands internal controls over financial reporting, and
•	understands audit committee functions.

Members of the Company’s board of directors have a limited knowledge of U.S. GAAP and internal control over financial reporting.  The Company’s board of directors relies on its outside consultant China Direct Investments to provide assistance with the preparation of U.S. GAAP compliant financial statements and requires additional training and assistance in U.S. GAAP compliance.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in 2010 and 2009 for our then principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at June 30, 2010. The value attributable to any option awards is computed in accordance with FASB ASC Topic 718.

Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Shaoyin Wang Chief Executive Officer, President and Chief Financial Officer	2010	$8,760	-	-	-	-	-	-	$8,760
	2009	$6,570	-	-	-	-	-	-	$6,570

Aihua Hu Chief Executive Officer, AoHong	2010	$14,073	$3,518	-	-	-	-	-	$17,591
	2009	$10,520	$2,630	-	-	-	-	-	$13,150

Mr. Wang’s Compensation Arrangement

We are not a party to a written employment or similar agreement with Mr. Wang.  Upon joining our company in January 2009 as our chief executive officer and director, we agreed to pay him $8,760 (RMB 60,000) per year for serving in these positions.  The amount of compensation payable to Mr. Wang was determined by the Board of Directors in its sole discretion and may be changed at any time.  Mr. Wang is one of the two members of the Board of Directors and as such has the ability to materially influence the amount of compensation payable to him by us.

The following table sets forth information concerning cash and non-cash compensation paid by Ziyang Ceramic to Mr. Chi for each of the fiscal two years ended December 31, 2010 and December 31, 2009. No executive officer of ours or any of our subsidiaries received compensation in excess of $100,000 for any of those two years.

Summary Compensation Table (Ziyang Ceramic )
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Non-qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Lingbo Chi	2010	$5,800	-	-	-	-	-	-	$5,800
	2009	$6,200	-	-	-	-	-	-	$6,200

(1) Mr. Chi was appointed as our Chief Executive Officer and Chairman of the Board on June 30, 2011 and will continue to be paid an annual salary of $5,800 beginning on January 1, 2011. There is no specific term of Mr. Chi’s employment with us.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each of our named executive officer outstanding as of June 30, 2011:

OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Lingbo Chi	-	-	-	-	-	-	-	-	-

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  Neither Mr. Wang who was our Chief Executive Officer until June 30, 2011 nor Mr. Chi who was appointed as our Chief Executive Officer and Chairman of the Board of Directors on June 30, 2011, received any compensation specifically for their services as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At June 3030, 2011 and December 30, 2010, our related party payable to China Direct Investments , our corporate management service provider and owner of approximately 15.5% of our common stock as of June 30, 2011, was $433,420 and $431,322, respectively, comprised of the following:

	March 31, 2011	December 30, 2010
Interest payable	$51,595	$40,647
Professional fees	381,825	310,675
Corporate management services	-	80,000
	$433,420	$431,322

The interest payable of $51,595 reflects the accrued interest on the $554,000 of promissory notes due to China Direct Investments .  The professional fees represent legal, auditing, public and investor relations fees that have been paid by China Direct Investments on our behalf.

On June 13, we entered into a consulting agreement with China Direct Investments whereby China Direct Investments agreed to perform certain consulting services for us, including identifying and evaluating companies for possible acquisition, performance of due diligence, and coordination of legal accounting and SEC filings in connection with possible acquisition targets.  The term of the agreement is for 180 days beginning June 13, 2011.  As compensation for China Direct Investments’ services, we agreed to pay China Direct Investments $500,000 in cash upon our receipt of the loan payment proceeds from Glodenstone Development Limited and shares in our common stock representing up to 20% of our projected outstanding shares after giving effect to the number of shares issued to the target company after any reverse stock split that is contemplated in connection with such acquisition.  As compensation for services under this agreement, on June 30, 2011 we issued China Direct Investments a convertible promissory note in the principal amount of $11,075,206. This promissory note bears interest at the rate of 3% per annum and is convertible into 1,583,223 shares of our common stock after giving effect to a 400 for 1 reverse stock split we plan to implement in connection with our acquisition of 100% of the outstanding shares of China Ziyang Technology.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted in the over-the-counter market on the OTC Bulletin Board under the symbol CAAH.  The reported high and low last sale prices for the common stock are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	Low	High
Fiscal 2009
Quarter ended December 31, 2008	$0.005	$0.034
Quarter ended March 31, 2009	$0.01	$0.045
Quarter ended June 30, 2009	$0.01	$0.025
Quarter ended September 30, 2009	$0.012	$0.024

Fiscal 2010
Quarter ended December 31, 2009	$0.01	$0.027
Quarter ended March 31, 2010	$0.01	$0.029
Quarter ended June 30, 2010	$0.008	$0.045
Quarter ended September 30, 2010	$0.005	$0.03

Fiscal 2011
Quarter ended December 31, 2010	$0.007	$0.025
Quarter ended March 31, 2011	$0.003	$0.011
Quarter ended June 30, 2011	$0.003	$0.030

The last sale price of our common stock as reported on the OTC Bulletin Board was $0.018 per share on June 30, 2011.  As of June 30, 2011, there were approximately 867 record owners of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

Dividend Policy

We have never paid cash dividends on our common stock. Payment of dividends will be within the sole discretion of our Board of Directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. In addition, under Florida law we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Florida statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  If, however, the capital of our company, computed in accordance with the relevant Florida statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits and dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired. In addition, as a result of Chinese laws our operating subsidiaries may be subject to restrictions on their ability to make distributions to us, including as a result of restrictions on the conversion of local currency into U.S. dollars, or other hard currency, and other regulatory restrictions.

RECENT SALES OF UNREGISTERED SECURITIES

Please see Item 3.02 - “Unregistered Sales of Equity Securities”, of this Current Report.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share.  As of June 30, 2011 after giving effect to the completion of our acquisition of the China Ziyang Technology Shares, there were 436,724,592 shares of our common stock outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of preferred stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock Purchase Warrants

At June 30, 2011 we had outstanding common stock purchase warrants to purchase an aggregate of 54,577,408 shares of our common stock at exercise prices ranging from $0.04 to $0.12 per share expiring between March 2012 and September 2012.

Options to Purchase Common Stock

At June 30, 2011 we had outstanding 8,500,000 options to purchase our common stock at an exercise price of $0.09 per share.  These options expire between September 2011 and December 2012.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our Articles of Incorporation and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder. The statute does not affect a director’s responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 9.01 - “Financial Statements and Exhibits” of this Current Report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission (the “SEC”), located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the SEC may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.
Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Information concerning the convertible promissory notes issued to BAW and China Direct Investments is set forth in Item 1.01 above.

Item 3.02      Unregistered Sales of Equity Securities.

Under the Share Exchange Agreement described in Item 1.01 of this report, we exchanged 236,013,800 shares of our common stock (which gives no effect to an anticipated 400 for 1 reverse stock split of our common stock) and a convertible promissory note in the principal amount of $14,739,932 which bears interest at the rate of 3% per annum and is convertible into 7,369,966 shares of our common stock after giving effect to a 400 for 1 reverse stock split for 100% of the outstanding shares of China Ziyang Technology owned by BAW (the “BAW Convertible Note”).

On June 30, 2011 we issued China Direct Investments a convertible promissory note in the principal amount of $11,075,206 which bears interest at the rate of 3% per annum and is convertible into 1,583,223 shares of our common stock after giving effect to a 400 for 1 reverse stock split we plan to implement in connection with our acquisition of 100% of the outstanding shares of China Ziyang Technology (the “China Direct Convertible Note” ). This promissory note was issued as compensation for services by China Direct Investments under its June 13, 2011 consulting agreement with us.   The BAW Convertible Note and the China Direct Convertible Note are collectively referred to in this report as the “Convertible Notes”.

The Convertible Notes provide for their automatic conversion into our common stock on the effective date of a reverse stock split or an increase in the number of shares of common stock we are authorized to issue. Specifically, the Convertible Notes are automatically convertible into shares of our common stock in the amounts stated above immediately following the date on which we file Articles of Amendment to our Articles of Incorporation with the Secretary of State of Florida either increasing the number of our authorized shares of common stock or upon completion of a reverse stock split so that there are a sufficient number of shares of our common stock to permit a full conversion of the note.  Other than for accrued interest, the number of shares in which the Convertible Notes are convertible into is not subject to adjustment unless, during the time the notes are outstanding, we were to declare a stock dividend or make other distributions of our common stock or if we were to merge with or transfer our assets to an unrelated entity.

  In the issuances of our common stock and the Convertible Notes, the recipients were accredited investors and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

Item 5.01     Changes in Control of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03     Amendment to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of June 30, 2011, our Board of Directors elected to change our fiscal year from September 30 to December 31 consistent with the fiscal year end of Ziyang Ceramic.

Item 5.06    Change in Shell Company Status.

As a result of the consummation of the transactions described in Item 1.01 of this Amendment No. 2, we are no longer a shell company as that term is defined in Rule 405 of the Securities Act of 1933, as amended, and Rule 12b-2 of the Exchange Act of 1934, as amended.

Item 7.01    Regulation FD Disclosure.

On June 30, 2011 China America Holdings, Inc. issued a press release regarding is acquisition of China Ziyang Technology Company, Limited. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

  Item 9.01      Financial Statements and Exhibits.

(a)
Financial statements of business acquired
The Audited Financial Statements of Ziyang Ceramic Company Limited as of December 31, 2010 and 2009 and the Unaudited Financial Statements of Ziyang Ceramic Company Limited as of March 31, 2011 2010 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)
Pro forma financial information
The unaudited pro forma balance sheet as of March 31, 2011 and unaudited pro forma statements of operations for the year ended December 31, 2010 and the three months ended March 31, 2011 to give effect to the acquisition of China Ziyang Technology Co., Limited are filed as Exhibit 99.2 to this current report and are incorporated herein by reference..

(c)
Shell company transactions.
Included in this report are the audited financial statements of Ziyang Ceramic Company Limited for the years ended December 31, 2010 and 2009 and the unaudited pro forma financial information required by Article 11 of Regulation S-X for the three months ended March 31, 2011.

(d) Exhibits.

Exhibit No.		DESCRIPTION
2.1		Agreement and Plan of Merger between Century Silver Mines, Inc. and Sense Holdings, Inc. (Incorporated by reference to Exhibit 2 to the registration statement on Form SB-2, SEC File No. 333-87293).
2.2
Membership Interest Purchase Agreement by and among Sense Holdings, Inc. and its wholly owned subsidiary China Chemical Group, Inc. and Shanghai AoHong Industry Co., Ltd. (Incorporated by reference to Exhibit 10.29 of the Current Report on Form 8-K filed on July 3, 2007).

2.3		Amendment to Membership Interest Purchase Agreement (Incorporated by reference to Exhibit 10.24 of the Registration Statement on Form SB-2 filed on October 19, 2007, SEC File No. 333-146830)
3.1	(a)	Articles of Incorporation of Sense Holdings, Inc. (Incorporated by reference to Exhibit 3.1(a) of the registration statement on Form SB-2 filed on September 17, 1999 (SEC File No. 333-87293)).
3.1	(b)
Articles of Merger of Century Silver Mines, Inc. into Sense Holdings, Inc. (FL) (Incorporated by reference to Exhibit 3.1(b) of the registration statement on Form SB-2 filed on September 17, 1999 (SEC File No. 333-87293)).

3.1	(c)
Articles of Merger of Century Silver Mines, Inc. into Sense Holdings, Inc. (ID) (Incorporated by reference to Exhibit 3.1(c) of the registration statement on Form SB-2 filed on September 17, 1999 (SEC File No. 333-87293)).

3.1	(d)
Articles of Amendment to the Articles of Incorporation filed February 23, 2007 (Incorporated by reference to Exhibit 3.1(d) to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed on April 2, 2007 (SEC File No. 333-86206)).

3.1	(e)
Articles of Amendment to the Articles of Incorporation filed May 30, 2000 (Incorporated by reference to Exhibit 3.1(d) of the registration statement on Form SB-2 filed on May 15, 2002 (SEC File No. 333-86206)).

3.1	(f)
Articles of Amendment to the Articles of Incorporation filed February 7, 2002 ((Incorporated by reference to Exhibit 3.1(e) of the registration statement on Form SB-2 filed on May 15, 2002 (SEC File No. 333-86206)).

3.1	(g)
Articles of Amendment to the Articles of Incorporation filed July 13, 2007 (Incorporated by reference to Exhibit 3.1(g) of the Registration Statement on Form SB-2 filed on October 19, 2007, (SEC File No. 333-146830)).

3.1	(h)
Articles of Amendment to the Articles of Incorporation filed November 8, 2007 (Incorporated by reference to Exhibit 3.1(h) to the Quarterly Report on Form 10-Q for the period ended September 30, 2007 filed on November 14, 2007 (SEC File No. 333-87293)).

3.2		Bylaws (Incorporated by reference to Exhibit 3.2 of the registration statement on Form SB-2 filed on December 3, 1999 (SEC File No. 333-87293).
4.1		Trilogy Capital Partners, Inc. Warrant Agreement dated August 29, 2005 (Incorporated by reference to the Quarterly Report on Form 10-QSB/A for the period ended September 30, 2005).
4.2	Form of $0.10 common stock purchase warrant (Incorporated by reference to Exhibit 4.2 of the Registration Statement on Form SB-2 filed on October 19, 2007, SEC File No. 333-146830).

4.3		Form of $0.12 common stock purchase warrant (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on September 9, 2009).
4.4		Form of Amendment to Subscription Agreement and Common Stock Purchase Warrant (Incorporated by reference to Exhibit 4.4 to the Quarterly Report on Form 10-Q filed on May 24, 2010.)
10.1	+	1999 Stock Option Plan (Incorporated by reference to Exhibit 10.1 to the registration statement on Form SB-2, SEC File No. 333-87293).
10.2	+	2001 Equity Compensation Plan (Incorporated by reference to the registration statement on Form S-8, SEC File No.333-81306).
10.3	+	2005 Equity Compensation Plan (Incorporated by reference to the registration statement on Form S-8, SEC File No. 333-125905).
10.4	+	Amendment No. 1 to the 2005 Equity Compensation Plan (Incorporated by reference to the registration statement on Form S-8, SEC File No. 333-144412).
10.5
Membership Interest Purchase Agreement dated June 27, 2007 by and among Sense Holdings, Inc. and its wholly owned subsidiary China Chemical Group, Inc., Shanghai AoHong Industry Co., Ltd., Aihua Hu and Ying Ye (Incorporated by reference to Exhibit 10.29 to the Current Report on Form 8-K as filed on July 3, 2007).

10.6		Form of subscription agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 31, 2007).

10.7	+
Employment Agreement dated June 27, 2007 between Shanghai AoHong Chemical Co., Ltd. and Aihua Hu (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on September 9, 2009).

10.8		Agreement dated April 30, 2008 among Wei Lin, China Direct, Inc. and China America Holdings, Inc. (Incorporated by reference to Exhibit 10.26 of the Current Report on Form 8-K filed on May 5, 2008).
10.9
Secured Promissory Note dated August 22, 2008 between China America Holdings, Inc. and China Direct Investments, Inc. (Incorporated by reference to Exhibit 10.26 to the Quarterly Report on Form 10-Q for the period ended September 30, 2008 filed on November 19, 2008).

10.10	+
Termination Agreement dated January 19, 2009 between China America Holdings, Inc. and Dore Scott Perler. (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on January 22, 2009).

10.11
Asset Purchase Agreement dated January 19, 2009 between China America Holdings, Inc. and Pearl Group Advisors, Inc. (Incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on January 22, 2009).

10.12	+
Consulting Agreement dated April 8, 2009 between China America Holdings, Inc. and Dore Perler (Incorporated by reference to Exhibit 10.31 to the Annual Report on Form 10-K for the year ended December 31, 2008).

10.13
Consulting and Management Agreement dated April 8, 2009 with China Direct Investments, Inc. (Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the period ended March 31, 2009).

10.14		Unsecured Promissory Note dated June 12, 2009 to Pearl Advisors Group, Inc. (Incorporated by reference to Exhibit Nos. 10.33 to the Quarterly Report on Form 10-Q for the period ended June 30, 2009).
10.15
Letter agreement dated July 1, 2009 extending due date of China Direct Industries, Inc. note (Incorporated by reference to Exhibit Nos. 10.34 to the Quarterly Report on Form 10-Q for the period ended June 30, 2009).

10.16
Shanghai Advance Sale for Commercial/Residential Building dated June 10, 2010 between Shanghai Zhongye Xiangteng Investment Co., Ltd. and Shanghai AoHong Chemical Co. Ltd. (Incorporated by reference to Exhibit No. 10.18 to the Quarterly Report on Form 10-Q for the period ended June 30, 2010).

10.17
Equity Purchase Contract dated July 19, 2010 entered into between Shanghai AoHong Chemical Co., Ltd. and Guorong Chen and Yuling Li. (Incorporated by reference to Exhibit No. 10.19 to the Quarterly Report on Form 10-Q for the period ended June 30, 2010).

10.18
Membership Interest Sale Agreement dated December 23, 2010 among China America Holdings, Inc., Shanghai AoHong Chemical Co., Ltd., Glodenstone Development Limited., Aihua Hu and Ying Ye. (Incorporated by reference to Exhibit No. 10.18 to the Annual Report on Form 10-K for the period ended September 30, 2010).

10.19
Secured Promissory Note dated December 23, 2010 between China America Holdings, Inc. and Glodenstone Development Limited. (Incorporated by reference to Exhibit No. 10.19 to the Annual Report on Form 10-K for the period ended September 30, 2010).

10.20
Share Pledge Agreement dated December 23, 2010 between China America Holdings, Inc. and Glodenstone Development Limited. (Incorporated by reference to Exhibit No. 10.20 to the Annual Report on Form 10-K for the period ended September 30, 2010).

10.21
Extension Agreement dated May 10, 2011 among China America Holdings, Inc., Glodenstone Development Limited, Aihua Hu, Ying Ye, and Shanghai AoHong Chemical Co., Ltd. (Incorporated by reference to Exhibit No. 10.21 to the Current Report on Form 8-K filed on May 5, 2011).

10.22
Lease Agreement dated January 30, 2006 between Zhucheng City, Lubiao Town, West Lubiao Village and Ziyang Ceramic Co., Ltd. (Incorporated by reference to Exhibit No. 10.1 to the Current Report on Form 8-K filed on July 7, 2011).

10. 23
Lease Agreement dated November 1, 2010  between Zhucheng City, Huanghua Town, Zupansan Village  and Ziyang Ceramic Co., Ltd. (Incorporated by reference to Exhibit No. 10.2 to the Current Report on Form 8-K filed on July 7, 2011).

10.24
Consulting Agreement dated June 13, 2011 between China America Holdings, Inc. and China Direct Investments, Inc. and Capital One Resource Co., Ltd. (Incorporated by reference to Exhibit No. 10.3 to the Current Report on Form 8-K filed on July 7, 2011).

10.25
Share Transfer Agreement dated June 29, 2011 between the shareholders of Ziyang Ceramic Company Limited and China Ziyang Technology Co., Ltd. (Incorporated by reference to Exhibit No. 10.4 to the Current Report on Form 8-K filed on July 7, 2011).

10.25	*	Option Agreement dated June 29, 2011 between Best Alliance Worldwide Investments Limited and certain shareholders of Ziyang Ceramic Company Limited.
10.27
Share Exchange Agreement dated June 30, 2011 between China America Holdings, Inc., China Ziyang Technology Co., Limited, and Best Alliance Worldwide Investments Limited. (Incorporated by reference to Exhibit No. 10.6 to the Current Report on Form 8-K filed on July 7, 2011).

10.28
3% Convertible Promissory Note dated June 30, 2011 between China America Holdings, Inc. and Best Alliance Worldwide Investments Limited. (Incorporated by reference to Exhibit No. 10.7 to the Current Report on Form 8-K filed on July 7, 2011).

10.29
3% Convertible Promissory Note dated June 30, 2011 between China America Holdings, Inc., China Direct Investments, Inc. and Capital One Resources, Ltd. (Incorporated by reference to Exhibit No. 10.8 to the Current Report on Form 8-K filed on July 7, 2011).

10.30	*	Peoples Republic of China Mining Permit dated June 7, 2009 for the Meng Family Zhuang Zi Village Clay Quarry Mine.
10.31	*	Peoples Republic of China Mining Permit dated February 9, 2007 for the Wa Dian Shi Jia Lake Quarry Mine.
10.32	*	Peoples Republic of China Mining Permit dated August 3, 2008 for the Zhu Pan San Village Clay Quarry Mine.
10.33	*	Peoples Republic of China Mining Permit dated November 2, 2009 for the Pan Family Village Quarry Mine.
10.34	*	Peoples Republic of China Mining Permit dated March 5, 2009 for the Wei Jin Zi Clay Quarry Mine.
21.1	*	Subsidiaries of the Registrant
99.1	*	Audited Financial Statements of Ziyang Ceramic Company Limited as of December 31, 2009 and 2008 and Unaudited Financial Statements of Shaoxing High School as of September 30, 2010 and 2009.
99.2	*	Unaudited pro forma balance sheet as of March 31, 2011 and unaudited pro forma statements of operations for the year ended December 31, 2010 and the three months ended March 31, 2011.
99.3
China America Holdings, Inc. Press Release dated June 30, 2011 (Furnished herewith and incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the Commission on June 30, 2011.) (Incorporated by reference to Exhibit No. 99.3 to the Current Report on Form 8-K filed on July 7, 2011).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China America Holdings, Inc.

Date: September 12 , 2011	By: /s/ Lingbo Chi
Lingbo Chi, Chief Executive Officer